                                  EXHIBIT 10.1


                                 LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of May 24, 1995 ("Agreement"), is entered into among CORNERSTONE NATURAL GAS, INC. (formerly Endevco, Inc.), a Delaware corporation ("Cornerstone"), ENDEVCO PRODUCING COMPANY, a Delaware corporation ("EPRC"), CORNERSTONE GAS GATHERING COMPANY (formerly Cornerstone Pipeline Company), a Delaware corporation ("CGGC"), DUBACH GAS COMPANY, a Texas corporation ("Dubach"), CORNERSTONE GAS PROCESSING, INC. (formerly Endevco Natural Gas Company), a Delaware corporation ("CGP"), CORNERSTONE GAS RESOURCES, INC. (formerly Endevco Oil and Gas Company), a Delaware corporation ("CGR"), CORNERSTONE PIPELINE COMPANY (formerly Endevco Pipeline Company), a Delaware corporation ("CPC"), and, PENTEX PIPELINE COMPANY, a Texas corporation ("PPC") (collectively the "Borrowers") and BANK OF OKLAHOMA, NATIONAL ASSOCIATION, a national banking association (the "Bank").

     W I T N E S S E T H:

     A. WHEREAS, the Borrowers have applied to the Bank for a facility revolver/term loan in the aggregate original principal amount of $12,000,000 (the "Convertible Loans") to be evidenced by Borrowers' joint and several Convertible Note hereinafter described and defined, (i) $8,149,994.00 of the proceeds of which will be utilized to consolidate Borrowers' outstanding Term Loans as defined and described in the Existing Credit Agreement and (ii) the remainder of which will be utilized to fund Cornerstone's acquisition of all of the limited partnership interests in ETI, the partnership entities that owns the Oletha gas gathering system in Limestone County, Texas (the "Oletha System") and the payment of certain capital expenditures; and

     B. WHEREAS, the Borrowers have also applied to the Bank for a $10,000,000 revolving line of credit to be evidenced by Borrowers' joint and several Revolving Credit Note hereinafter described and defined, a portion of which proceeds will be used to consolidate and extend Borrowers' outstanding Revolving Credit Loans under the Existing Credit Agreement and the aggregate unfunded face amount of Borrowers' outstanding Letters of Credit issued by the Bank pursuant to the Existing Credit Agreement; and

     C. WHEREAS, the Bank is willing to extend the Convertible Loans and the Revolving Credit Commitment to the Borrowers, subject to the terms, conditions, uses and provisions hereinafter set forth, all of which are material to the Bank and without which the Bank would not be willing to extend any of such loan commitments described above.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the parties agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

     When used herein, the following terms shall have the following meanings:

     1.1 "AFFILIATE" shall mean any Person which, directly or indirectly, controls, or is controlled by, or is under common control with, another Person and any partner, officer or employee of any such Persons. For purposes of this definition, "control" shall mean the power, directly or indirectly, to direct or in effect cause the direction of the management and policies of such Person whether by contract or otherwise.


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     1.2  "APPLICABLE PRIME RATE" shall mean the annual rate of interest announced by Chase Manhattan Bank, National Association, New York, New York ("Chase") from time to time as its prime or base rate, which rate shall be the rate used by Chase as a base or standard for pricing purposes and which shall not necessarily be its "best" or lowest rate. Should Chase cease to announce a prime or base rate or should it be merged, consolidated, liquidated or dissolved in such a manner that it loses its separate corporate identity, then the Applicable Prime Rate shall be the Prime Rate published by the WALL STREET JOURNAL in its "Money Rates" column, or a similar rate if such rate ceases to be published. Any changes in the Applicable Prime Rate shall be effective as of the date of the change.

     1.3 "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or a day upon which banks in the State of Oklahoma are closed to business generally.

     1.4 "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, together with all regu-lations and rulings promulgated with respect thereto.

     1.5  "CLOSING DATE" shall mean the effective date of this Agreement.

     1.6 "COLLATERAL" shall have the meaning assigned to that term in Article V of this Agreement.

     1.7 "COMMITMENTS" shall mean the Revolving Credit Commitment and the Convertible Commitment.

     1.8 "CONVERTIBLE LOANS" shall mean the convertible loans made to the Bor-rowers which are described in Section 3.1 hereof.

     1.9 "CONVERTIBLE NOTE" shall mean the Borrowers' joint and several $20,000,000 promissory note in the form of EXHIBIT "B" annexed to this Agreement, to be delivered to the Bank pursuant to Section 3.2 hereof, together with each and every replacement, extension, renewal, modification, substitution and change in form thereof which may be from time to time and for any term or terms effected

     1.10 "CORNERSTONE MORTGAGE" shall have the meaning assigned to that term in
Article IV of this Agreement.

     1.11 "CORNERSTONE PLEDGE" shall have the meaning assigned to that term in
Article IV of this Agreement.

     1.12 "CGP DEED OF TRUST" shall have the meaning assigned to that term in
Article IV of this Agreement.

     1.13 "CPC ASSIGNMENT" shall have the meaning assigned to that term in
Article IV of this Agreement.

     1.14 "CPC DEED OF TRUST" shall have the meaning assigned to that term in
Article IV of this Agreement.

     1.15 "CPC MORTGAGE" shall have the meaning assigned to that term in Article IV of this Agreement.

                                      - 2 -

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     1.16 "CPC PLEDGE" shall have the meaning assigned to that term in Article
IV of this Agreement.

     1.17 "CURRENT ASSETS" shall mean the amount of the current assets determined in accordance with GAAP on a consolidated basis.

     1.18 "CURRENT LIABILITIES" shall mean the amount of current liabilities determined in accordance with GAAP on a consolidated basis.

     1.19 "CURRENT RATIO" shall mean the ratio of Current Assets to Current Liabilities.

     1.20 "DEBT SERVICE" shall mean, for the applicable time period being tested, for the Borrowers on a consolidated basis, an amount equal to the sum of
(i) the scheduled payments of principal and interest on the Convertible Note, including, if applicable, mandatory prepayments required thereon, (ii) the scheduled payments of principal and interest on the Preferred Shareholders' Notes, and (iii) interest paid on the Revolving Credit Note, including, if applicable, mandatory prepayments required thereon, for such period.

     1.21 "DEFAULT RATE" shall mean the Applicable Prime Rate plus eight percentage points (8%), but in no event in excess of the rate permitted by applicable law.

     1.22 "DUBACH MORTGAGE" shall have the meaning assigned to that term in
Article IV of this Agreement.

     1.23 "EBITDA" shall mean, for the Borrowers on a consolidated basis, an amount determined in accordance with GAAP for the immediately preceding six (6) calendar months (as of the close of the second and last fiscal quarters of each fiscal year), which is equal to (A) the sum of (i) net income, (ii) depreciation and amortization, (iii) deferred taxes, and (iv) interest expense (but only to the extent such items, if any, have been deducted in the calculations of clause
(i) hereof above), less (B) CPC's pro rata share of the scheduled payments of principal and interest on the existing indebtedness (approximately $3,600,000) of Mountain Creek Partnership (as hereinafter defined) to General Electric Capital Corp.

     1.24 "ELIGIBLE ACCOUNTS" shall mean an Account (as defined in Article 9 of the applicable Uniform Commercial Code) which meets the following standards until the same is collected in full:

          (a) The Account is owned by and payable to one the Borrowers and represents a sum of money (exclusive of interest, late charges or carrying charges) unconditionally due and owing not more than ninety (90) days from the invoice date from an account debtor ("Account Debtor") thereof for services rendered or goods sold or leased by such Borrower to such Account Debtor in the ordinary course of business and which services or goods have been accepted by the Account Debtor, whether invoiced or not, and such sum of money does not remain unpaid for a period in excess of ninety (90) days beyond the invoice date from such Borrower; it being the express intention of the parties hereto that if five percent (5%) or more of any Account or Accounts with any Account Debtor shall be unpaid for a period in excess of such ninety (90) days, all such Accounts with such Account Debtor shall be ineligible for inclusion in the Borrowing Base and none thereof shall constitute an Eligible Account so long as such delinquency shall exist;

          (b) The Account is not a contra account and is not otherwise subject to any dispute, set-off, recoupment, counterclaim or other claim which would reduce the
                                      - 3 -
amount to be paid by the Account Debtor to any Borrower, and the Account Debtor has not received or requested permission to pay the same in installments at dates later than were originally due and payable; it being further understood that contract retainages will not constitute Eligible Accounts;

          (c) The Account Debtor is a Person (including a partnership of which all partners are residents of the continental United States of America) domiciled in, a resident of or duly organized under the laws of one of the states of the United States of America or the District of Columbia (except, at Bank's option Account Debtors residing in Canada which constitute reliable credit);

          (d) The Account Debtor has not ceased business, made an assignment for the benefit of creditors or attempted to make a composition with its creditors and no trustee, receiver, liquidator, conservator, custodian or like officer has been appointed to take custody, possession or control of the Account Debtor or any substantial portion of the assets in general of such Account Debtor. The Account Debtor has not become or been adjudged to be insolvent, requested or consented to the appointment of any receiver, trustee, custodian, liquidator or like officer or become subject to the control or supervision of any court or other governmental body or officer for the purpose of liquidating its assets, winding up its affairs or for the purpose of any financial reorganization, rehabilitation or other relief under any law or statute now or hereafter in force affording relief to debtors from their obligations or affecting the rights of creditors generally;

          (e) If (i) the aggregate accounts of any one Uninsured Account Debtor constitute more than ten percent (10%) of the total accounts of the Borrowers at any one time, the amount of all such accounts in excess of ten percent (10%) shall be deemed ineligible for Borrowing Base purposes or
     (ii) the aggregate accounts of any one Insured Account Debtor constitute more than twenty-five percent (25%) of the total Insured Eligible Accounts of the Borrowers at any one time, the amount of all such Insured Eligible Accounts in excess of twenty five percent (25%) shall be deemed ineligible for Borrowing Base purposes; provided however, that upon prior application by such Borrower to the Bank setting forth in writing the extent of and reasons for the excess of concentration limits, the Bank in its sole discretion may in writing allow certain Uninsured Eligible Accounts in excess of the ten percent (10%) concentration limit for Uninsured Eligible Accounts to be included in Eligible Accounts;

          (f) The Borrowers have in their possession and under their control or have furnished to the Bank invoices and other written business records and memoranda sufficient to document and verify the Borrowers' Accounts and the amount thereof and to enforce collection thereof;

          (g) The Account Debtor has neither attempted to request any allowance in adjustment with respect to such services, nor made partial payment on a specific invoice or amount due under an applicable contract which is being disputed;

          (h) The Account is not evidenced by any promissory note, trade acceptance, negotiable instrument or judgment and does not constitute Chattel Paper (as defined in Article 9 of the applicable Uniform Commercial
     Code);

          (i) All claims required to be filed in any public office or with any public officer in connection with the Account have been duly filed with and accepted by the appropriate public office or officer;

          (j) The Account Debtor is neither a Borrower, a parent, subsidiary nor a corporate affiliate of a Borrower, nor a corporation, partnership or other entity controlled directly of indirectly by a Borrower;

          (k) The Account Debtor is not a director, officer or an employee of any Borrower, nor a member of the family of any director, officer or employee of any Borrower, nor any proprietorship or partnership owned in whole or in part by any such director, officer or employee of any Borrower, or by any member of the family of any such person;

          (l) The Account is not subject to the federal statutes requiring notice of the assignment of claims against the United States of America, unless (i) such Borrower shall have given the Bank advance notice of the officer, office and filing address for notice, and telephone number for such office, (ii) such Borrower shall have executed all documents which shall have been requested by the Bank in connection with the notice of assignment of such claims, (iii) the Bank shall have filed such notice in the appropriate manner and shall have received confirmation thereof to its satisfaction, and (iv) the Bank shall have received an opinion of Bor-rowers' counsel, acceptable to the Bank and its counsel, to the effect that all requisite action has been taken to properly perfect the Bank's security interest in such Account and to properly provide notice of such assignment of claims;

          (m) The Account Debtor is not a governmental entity or a foreign (i.e., residing or incorporated in or organized under a jurisdiction outside the United States) Person (except, at Bank's option, for foreign Account Debtors which such Borrower has reasonably demonstrated to constitute reliable credits based on the prior experience of such Borrower or others, or the Account Debtor has caused to be issued to such Borrower an irrevocable letter of credit for the full amount of such account) and is not a parent, subsidiary or affiliate of a Borrower;

          (n) The Account is exclusive of any commissions or fees earned by sales representatives or others and any freight charges;

          (o) The Bank has not notified the Borrowers that the Account or the Account Debtor is unsatisfactory, based upon reasonable credit standards; and

          (p) The Bank has a first and prior security interest in the Account and its proceeds.

The above specifications with respect to the term "Eligible Accounts" are special specifications adopted for the purpose of determining the Revolving Credit Borrowing Base and the designation of such specifications shall not be interpreted to limit in any respect any security interest granted to the Bank.

     1.25 "ELIGIBLE LIQUID INVENTORY" shall mean Borrowers' natural gas liquids owned, held and/or stored by Borrowers from time to time.

     1.26 "ENVIRONMENTAL LAWS" shall mean Laws, including without limitation federal, state or local Laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata), including without limitation CERCLA, SARA, RCRA, HSWA, OPA, HMTA, TSCA and other Laws relating to (i) Polluting Substances or (ii) the manufacture, processing, distribution, use, treatment, handling, storage, disposal or transportation of Polluting Substances.

     1.27 "EQUIPMENT" shall mean all loops, laterals, pipe, fittings, connections, valves, mains, meters, compressors, dehydrators, scrubbers, controls, tubing, rods, gauges, regulators, coolers, starters, motors, engines, tanks, housings, leaders, orifices, separators and other personal property used or useful in processing, transporting, storing, treating and/or delivering natural gas and products derived from natural gas and all replacements or substitutions thereof or therefor.

     1.28 "ERISA" shall mean the Federal Employee Retirement Income Security Act of 1974, as amended, together with all regulations and rulings promulgated with respect thereto.

     1.29 "EVENT OF DEFAULT" shall mean any of the events specified in Section
8.1 of this Agreement, and "DEFAULT" shall mean any event, which together with any lapse of time or giving of any notice, or both, would constitute an Event of Default.

     1.30 "EXISTING CREDIT AGREEMENT" shall mean that certain Revolving Agreement dated as of November 2, 1993, as amended by that certain First Amendment thereto dated as of September 30, 1994, as further amended by that certain Second Amendment thereto dated as of January 4, 1995, and as further amended by that certain Third Amendment thereto dated as of March 31, 1995 among Borrowers (including certain predecessors thereof) and the Bank.

     1.31 "GAAP" shall mean generally accepted accounting principles applied on a consistent basis in all material respects to those applied in the preceding period, unless the Borrowers' outside accountants determine that there should be a different application based upon relevant accepted Financial Accounting Standards. Unless otherwise indicated herein, all accounting terms will be defined according to GAAP.

     1.32 "HEREBY", "HEREIN", "HEREOF", "HEREUNDER" and similar such terms shall mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears.

     1.33 "HMTA" shall mean the Hazardous Materials Transportation Act, as amended, together with all regulations and rulings promulgated with respect thereto.

     1.34 "HSWA" shall mean the Hazardous and Solid Waste Amendments of 1984, as amended, together with all regulations and rulings promulgated with respect thereto.

     1.35 "HYDROCARBONS" shall mean oil, casinghead gas, natural gas and all other liquid and gaseous hydrocarbons.

     1.36 "INDEBTEDNESS" shall mean and include any and all: (i) indebtedness, obligations and liabilities of the Borrowers to the Bank incurred or which may be incurred or purportedly incurred hereafter pursuant to the terms of this Agreement or any of the other Loan Documents, and any replacements, amendments, extensions, renewals, substitutions, amendments and increases in amount thereof, including such amounts as may be evidenced by the Notes and all lawful interest, late charges, loan closing fees, service fees, origination/facility fees, commitment fees, fees in lieu of balances, letter of credit fees and other charges, and all reasonable costs and expenses incurred in connection with the preparation, filing and recording of the Loan Documents, including reasonable attorneys fees and legal expenses; (ii) all reasonable costs and expenses paid or incurred by the Bank, including reasonable attorneys fees, in enforcing or attempting to enforce collection of any Indebtedness and in enforcing or realizing upon or attempting to enforce or realize upon any collateral or security for any Indebtedness, including interest on all sums so expended by the Bank accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; and (iii) all sums expended by the Bank in curing any Event of Default or Default of the Borrowers under the terms of this Agreement, the other Loan Documents or any other writing evidencing or securing the payment of the Notes together with interest on all sums so expended by the Bank accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate.

     1.37 "INSURED ELIGIBLE ACCOUNTS" shall mean the insured amount of Accounts, otherwise eligible in accordance with the terms and provisions of Section 1.15 hereof, that are insured by American Credit Indemnity Insurance Company ("ACIIC") in accordance with and subject to the limitations of the ACIIC policy and scheduled limitations per approved account debtors. "UNINSURED ELIGIBLE ACCOUNTS shall mean all Accounts, otherwise eligible in accordance with the terms and provisions of Section 1.15 hereof, other than and excluding Insured Eligible Accounts; provided, however, all Uninsured Eligible Accounts, to the extent they evidence gas trade receivables of any of the Borrowers, in excess of $250,000 shall be backed by standby letters of credit in favor of the applicable Borrower, as beneficiary, and satisfactory in form and content to the Bank, except and only if the Bank waives such standby letter of credit requirement in writing following the Bank's review and approval of such account debtor's credit.

     1.38 "INVENTORY" shall mean and include all of Borrowers' Hydrocarbons, products derived from Hydrocarbons and other goods intended for sale or lease, advertising materials and all supplies of every kind or nature which are used or may be used in processing, treating, refining, fractionation, selling, shipping, advertising or furnishing of goods (including Hydrocarbons or products derived from Hydrocarbons), whether now owned or hereafter acquired and wherever located.

     1.39 "LAWS" shall mean all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

     1.40 "LETTERS OF CREDIT" shall mean any and all letters of credit issued by the Bank pursuant to the request of any of the Borrowers in accordance with the provisions of Section 2.2 hereof which at any time remain outstanding and subject to draw by the beneficiary, whether in whole or in part.

     1.41 "LIEN" shall mean any mortgage, pledge, security interest, assignment, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction).

     1.42 "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Security Instruments, including without limitation, the Cornerstone Mortgage, the Dubach Mortgage, the CGP Deed of Trust, the CPC Deed of Trust, the CPC Mortgage, the CPC Assignment, the PPC Deed of Trust, the CGGC Deed of Trust, the Cornerstone Pledge, the CPC Pledge, the Dubach Pledge, the Security Agreement, the ACIIC Assignment and all other documents, instruments and certificates executed and delivered to the Bank by the Borrowers pursuant to the terms of this Agreement and/or the Existing Credit Agreement.

     1.43 "LOANS" shall mean all advances made and Letter of Credit draws funded hereunder pursuant to either of the Commitments, including all sums evidenced by the Notes.

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     1.44 "MORTGAGED PROPERTY" shall mean the property covered by the
Cornerstone Mortgage, the Dubach Mortgage, the CGP Deed of Trust, the CPC Deed of Trust, the CPC Mortgage and the PPC Deed of Trust defined in Article IV of this Agreement.

     1.45 "NOTES" shall mean the Revolving Credit Note and the Convertible Note.

     1.46 "OPA" shall mean the Oil Pollution Act of 1990, as amended, together with all regulations and rulings promulgated with respect thereto.

     1.47 "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, and a government or any department, agency or political subdivision thereof.

     1.48 "POLLUTING SUBSTANCES" shall mean all pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in CERCLA/SARA, RCRA/HSWA and in the HMTA; provided, in the event either CERCLA/SARA, RCRA/HSWA or HMTA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided further, to the extent that the Laws of any State or other Tribunal establish a meaning for "hazardous substance, "hazardous waste," "hazardous material," "solid waste" or "toxic substance" which is broader than that specified in CERCLA/SARA, RCRA/HSWA, or HMTA, such broader meaning shall apply.

     1.49 "PPC DEED OF TRUST" shall have the meaning assigned to that term in
Article IV of this Agreement.

     1.50 "PREFERRED SHAREHOLDERS' NOTES" shall mean those certain promissory notes in the aggregate principal amount of $2,500,000 made by Cornerstone to the order of each of the Preferred Shareholders under and pursuant to that certain Debtors' First Amended Joint Plan of Reorganization filed in Case No. 93-40805A in the United States Bankruptcy Court for the Eastern District of Texas, Sherman Division.

     1.51 "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, as amended, together with all regulations and rulings promulgated with respect thereto.

     1.52 "REVOLVING CREDIT BORROWING BASE" shall have the meaning assigned to that term in Section 2.4 of this Agreement.

     1.53 "REVOLVING CREDIT COMMITMENT" shall mean the agreement of the Bank to make Revolving Credit Loans under Article II of this Agreement, and pursuant to the terms and conditions hereof, from the Closing Date until April 30, 1997, or such later date as the Bank may extend the commitment by an extension in writing, unless earlier terminated pursuant to the terms hereof.

     1.54 "REVOLVING CREDIT LOANS" shall mean the advances to the Borrowers described in Section 2.1 of this Agreement, including the sum of unfunded, outstanding Letters of Credit issued pursuant thereto.

     1.55 "REVOLVING CREDIT NOTE" shall mean the Borrowers' joint and several $10,000,000 revolving credit note in the form of EXHIBIT "A" annexed to this Agreement, to be delivered to the order of the Bank pursuant to Section 2.2 hereof, together with any and all extensions, renewals, modifications, substitutions and changes in form thereof which may be from time to time and for any term or terms effected.

     1.56 "SARA" shall mean the Superfund Amendments and Reauthorization Act of 1987, as amended, together with all regulations and rulings promulgated with respect thereto.

     1.57 "SECURITY AGREEMENT" shall have the meaning assigned to that term in
Article V of this Agreement.

     1.58 "Security Instruments" shall mean the Cornerstone Mortgage, the Dubach Mortgage, the CGP Deed of Trust, the CPC Deed of Trust, the CPC Mortgage, the CPC Assignment, the PPC Deed of Trust, the Cornerstone Pledge, the CPC Pledge, the CPC Assignment, the Third Amended and Restated Security Agreement and Assignment and all other financing statements, assignments, security agreements, pledges, negative pledges, lien entry forms, documents or writings and any and all amendments and supplements thereto, granting, conveying, assigning, trans-ferring or in any manner providing the Bank with a security interest in any property as security for the repayment of all or any part of the Indebtedness.

     1.59 "TAXES" shall mean all taxes, assessments, fees, or other charges or levies from time to time or at any time imposed by any Laws or by any Tribunal.

     1.60 "TOTAL LIABILITIES" shall mean the amount of all liabilities determined in accordance with GAAP on a consolidated basis.

     1.61 "TRIBUNAL" shall mean any municipal, state, commonwealth, Federal, foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.

     1.62 "TSCA" shall mean the Toxic Substances Control Act, as amended, together with all regulations and rulings promulgated with respect thereto.


                                   ARTICLE II

                             REVOLVING CREDIT LOANS

     2.1 REVOLVING CREDIT LOANS. The Bank agrees, upon the terms and subject to the conditions hereinafter set forth, to make loans ("Revolving Credit Loans") to the Borrowers from the Closing Date until April 30, 1997, or until such later date as the Bank shall have extended its Revolving Credit Commitment in writing unless the Revolving Credit Commitment shall be sooner terminated pursuant to the provisions of this Agreement, in such amounts as may from time to time be requested by the Borrowers so long as the aggregate unpaid principal amount of all Revolving Credit Loans advanced, outstanding and unpaid at any time under the Revolving Credit Note as cash advances thereon (excluding the unfunded portions of outstanding Letters of Credit issued pursuant to Section
2.8 hereof) do not exceed the LESSER of (i) $6,000,000 through September 30, 1995 and $4,000,000 from and after October 1, 1995 or (ii) the remainder of the Revolving Credit Borrowing Base (as defined in Section 2.4 hereof) less the aggregate sum of outstanding Letters of Credit issued pursuant to Section 2.8 hereof and further provided that in no event shall the Revolving Credit Loans (including unfunded portions of outstanding Letters of Credit) exceed the LESSER of (x) the Revolving Credit Borrowing Base or (y) $10,000,000.

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     2.2  REVOLVING CREDIT NOTE.  On the Closing Date, the Borrowers shall execute and deliver to the order of the Bank the Borrowers' joint and several revolving credit note in the maximum principal amount of $10,000,000, the form of which is annexed hereto as EXHIBIT "A" and hereby made a part hereof (hereinafter referred to as "Revolving Credit Note"). The Revolving Credit Note shall be dated as of the Closing Date, and shall bear interest payable monthly on the last day of every month commencing May 31, 1995, on unpaid balances of principal from time to time outstanding and on any past due interest at a variable annual rate equal from day to day to the Applicable Prime Rate plus two percentage points (2%), but in no event at a rate which is greater than permitted by applicable law. After maturity (whether by acceleration or otherwise) the Revolving Credit Note shall bear interest at the Default Rate, payable on demand. Interest shall be calculated on the basis of a year of 360 days but assessed for the actual number of days elapsed.

     2.3 REVOLVING CREDIT ADVANCES, PAYMENTS AND VOLUNTARY PREPAYMENT. Each Revolving Credit Loan requested by the Borrowers from the Bank shall (i) be requested in writing by Cornerstone, for itself and as agent for each of the other Borrowers pursuant to a Loan Advance Request, the form of which is annexed hereto as EXHIBIT "C", no later than 12:00 noon (applicable current time in Tulsa, Oklahoma) on the date upon which the advance is to be made; (ii) be in the amount of $10,000 or an integral multiple thereof (unless the amount then available to borrow is less than $10,000, in which event an advance may be made in the amount available); (iii) not cause the aggregate outstanding and unpaid principal amount of the Revolving Credit Note to exceed the Revolving Credit Borrowing Base; and (iv) be advanced by the Bank on the applicable date, provided the request is timely made in accordance with Section 2.3(i) hereof and all other conditions of funding are met. Borrowers hereby appoint Cornerstone, as the Borrowers' duly authorized agent for all purposes hereunder in connection with Revolving Credit Loans and applications for the issuance of letters of credit pursuant to this Article II, including (without limitation) the execution and delivery to the Bank for and on behalf of all of the Borrowers Loan Advance Requests and letters of credit applications. All advances made by the Bank shall, for mutual convenience, be deposited to Borrowers' joint general deposit account No. 207898772 with the Bank (the "General Account"), and the Bank shall have no responsibility to monitor the distribution of such advances in any other respect.

     The Borrowers may from time to time make prepayments of principal without premium or penalty. The Borrowers may reborrow subject to the limitations and conditions for Revolving Credit Loans contained herein. All advances made by the Bank on the Revolving Credit Note and all payments or prepayments of principal and interest thereon made by the Borrowers shall be recorded by the Bank in its records, and the aggregate unpaid principal amount so recorded shall be conclusive evidence of the principal amount owing and unpaid on the Revolving Credit Note. The failure to so record shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder or under the Revolving Credit Note to repay the principal amount of each Revolving Credit Loan together with all interest accrued thereon. If additional lines or blanks shall be needed for the purpose of recording advances or payments on the schedule, one or more additional schedules may be annexed to the Revolving Credit Note and shall become a part thereof. All payments and prepayments shall be made in lawful money of the United States of America. Any payments or prepayments on the Revolving Credit Note received by the Bank after 12:00 noon (applicable current time in Tulsa, Oklahoma) shall be deemed to have been made on the next succeeding Business Day. All outstanding principal of and accrued interest on the Revolving Credit Note not previously paid hereunder shall be due and payable at maturity on April 30, 1997, unless such maturity shall be extended by the Bank in writing or accelerated pursuant to the terms hereof.

     2.4 REVOLVING CREDIT BORROWING BASE. The Borrowers will not request, nor will they accept, the proceeds of any revolving Credit Loans or advance under the Revolving Credit

Note at any time when the amount thereof, together with the unpaid principal amount of the Revolving Credit Note and outstanding but unfunded letters of credit, exceeds the Revolving Credit Borrowing Base. As used in this Agreement, the term "Revolving Credit Borrowing Base" shall mean an amount equal to the lesser of (i) $10,000,000, and (ii) the sum of (x) eighty percent (80%) of Borrowers' Uninsured Eligible Accounts as of the last Business Day of the immediately preceding calendar month plus (y) ninety five percent (95%) of Borrowers' Insured Eligible Accounts as of the last Business Day of the immediately preceding calendar month plus (z) fifty percent (50%) of Borrowers' Eligible Liquid Inventory (such amount of (z) being limited in all respects to a sum not greater than thirty percent (30%) of the aggregate Revolving Credit Borrowing Base).

     2.5 VARIANCE FROM REVOLVING CREDIT BORROWING BASE. Any Revolving Credit Loan shall be conclusively presumed to have been made to the Borrowers by the Bank under the terms and provisions hereof and shall be secured by all of the Collateral and security described or referred to herein or in the Security Instruments, whether or not such loan conforms in all respects to the terms and provisions hereof. If the Bank should (for the convenience of the Borrowers or for any other reason) make loans or advances which would cause the unpaid principal amount of the Revolving Credit Note to exceed the amount of the applicable Revolving Credit Borrowing Base, no such variance, change or departure shall prevent any such loan or loans from being secured by the Collateral and security created or intended to be created herein or in the Security Instruments. The Revolving Credit Borrowing Base shall not in any manner limit the extent or scope of the Collateral and security granted for the repayment of the Revolving Credit Note (or any other Indebtedness) or limit the amount of indebtedness under the Revolving Credit Note (or any other Indebtedness) to be secured.

     2.6 REVOLVING CREDIT MANDATORY PREPAYMENTS AND DEPOSITS. The Borrowers shall make mandatory prepayments from time to time on the Revolving Credit Note in an amount equal to the amount by which the unpaid principal balance outstanding under the Revolving Credit Note exceeds the Revolving Credit Borrowing Base. Each such mandatory prepayment shall be paid prior to the earlier of (a) one Business Day after any of the Borrowers shall have knowledge that the unpaid principal amount of the Revolving Credit Note exceeds the Revolving Credit Borrowing Base, or (b) one Business Day after the Bank shall have made demand that the Borrowers make such a mandatory prepayment.

     In the event the sum of (i) the aggregate unfunded amount of issued and outstanding letters of credit (the initial face amount thereof as reduced by the aggregate draws thereagainst) plus (ii) outstanding Revolving Credit Loan cash advances exceeds the Revolving Credit Borrowing Base at any time, the Borrowers shall make mandatory prepayments from the Lockboxes (as described in Section 4.2 hereof) in amounts necessary to eliminate the outstanding balance of Revolving Credit Loan cash advances and Borrowers shall make deposits to the cash collateral account No. 103804121 at the Bank in an amount equal to 110% of the amount, if any, by which the aggregate unfunded amount of issued and outstanding letters of credit exceeds the Revolving Credit Borrowing Base. Thereafter, the Revolving Credit Borrowing Base shall be calculated weekly as of each Thursday until such time as the Revolving Credit Borrowing Base exceeds the sum of the aggregate current unfunded face amount of the then issued and outstanding letters of credit plus outstanding Revolving Credit Loan cash advances, if any, for a period of four consecutive weeks, following which time the Bank shall transfer the amount of the aforesaid mandatory deposit to the General Account.

     2.7 COMMITMENT FEES. From the Closing Date until the Revolving Credit Commitment is terminated, the Borrowers shall pay to the Bank, as a commitment fee for its Revolving Credit Commitment, an amount equal to one-half of one percentage point (0.5%) per annum of the amount by which $10,000,000 exceeds the outstanding unpaid principal balance of the Revolving Credit Note from time to time computed daily on the basis of a calendar year of 360 days but assessed for the actual number of days elapsed during each accrual period. Such fee shall be payable quarterly as the same accrues on the fifteenth (15th) day after the end of each quarter-annual period ending March 31, June 30, September 30 and December 31, commencing July 15, 1995, and at the maturity of the Revolving Credit Note, whether by acceleration or otherwise. Not sooner than three (3) days following the mailing by regular mail of notice of an intended debit, the amount of Commitment Fees payable for each such quarter shall be paid by debit to the General Account of Borrowers at the Bank (as more particularly described in Section 2.3 hereof) in such amount. For the purposes of this Section 2.7 and Section 2.8 below, Borrowers hereby appoint the Bank their attorney-in-fact for the execution and performance of such debits, and hereby absolve the Bank of any loss or negligence arising by virtue of its exercise of such power, except for gross negligence or willful misconduct. Said power shall be deemed a power coupled with an interest and shall be irrevocable.

     2.8 LETTERS OF CREDIT. Upon the Borrowers' application from time to time by use of the Bank's standard form Letter of Credit Application Agreement and subject to the terms and provisions therein and herein set forth, the Bank agrees to issue standby letters of credit on behalf of the Borrowers under the Revolving Credit Commitment to fund Borrowers' short-term working capital requirements and to support natural gas purchases and marketing by Borrowers, provided that (i) any letters of credit be issued on behalf of or on the account of Borrowers with an expiry date later than April 30, 1997, will, at the Bank's sole option, be fully secured and collateralized by cash or cash equivalent acceptable to the Bank in its sole discretion and held thereby from and after maturity on April 30, 1997, until expiration or cancellation of such letter(s) of credit or payment of all draws thereon on demand of the Bank, (ii) no letter of credit will be issued on behalf of or for the account of the Borrowers if at the time of issuance the outstanding amount of all unpaid Revolving Credit Loans (including the aggregate outstanding and unfunded amount of unexpired letters of credit then existing) under the Revolving Credit Commitment as evidenced by the Revolving Credit Note plus the maximum amount of such Letter of Credit then being requested would exceed the Revolving Credit Borrowing Base and (iii) each Letter of Credit issued on a Borrower's behalf in support of natural gas purchases thereby shall contain language acceptable to the Bank pertaining to automatic cancellation/reduction, as applicable, contemporaneous with payment via wire transfer to the gas seller. If any letter of credit is drawn upon at any time, each amount drawn, whether a full or partial draw thereon, shall be paid by wire transfer and reflected by the Bank as an advance on the Revolving Credit Note effective as of the date of the Bank's honoring the sight draft and such letter of credit shall be cancelled immediately upon such wire transfer.
In consideration of the Bank's agreement to issue letters of credit hereunder, the Borrowers agree to pay to the Bank letter of credit fees equal to two percent (2%) per annum on the face amount of each letter of credit plus normal processing fees, which such fees shall be due and payable to the Bank at the time of issuance of each applicable letter of credit and shall be paid by debit in such amount to the General Account, not sooner than three (3) days following the mailing by regular mail of notice of such intended debit. All letters of credit issued by the Bank pursuant to this Agreement shall specify the volume, source and delivery period pertaining to the transaction.

                                   ARTICLE III

                                CONVERTIBLE LOANS

     3.1 CONVERTIBLE LOANS. The Bank agrees, upon the terms and subject to the conditions hereinafter set forth, to make revolver loans from time to time, the unpaid principal balance of which is convertible to a thirty (30) month term loan on December 31, 1996 (the "Convertible Loans") on or after the Closing Date to the Borrowers in an amount equal to the LESSER of the maximum unpaid principal amount of $12,000,000 or the Convertible Borrowing Base as defined in
Section 3.5 hereof, subject to reduction as hereinafter provided. Each Convertible Loan requested by the Borrowers from the Bank from the Closing Date until December 31, 1996, shall (i) be requested in writing by Cornerstone, for itself and as agent for each of the other Borrowers pursuant to a Convertible Loan Advance Request, the form of which is annexed hereto as EXHIBIT "C-1", no later than 12:00 noon (applicable current time in Tulsa, Oklahoma) on the date upon which the advance is to be made; (ii) be in the amount of $10,000 or an integral multiple thereof (unless the amount then available to borrow is less than $10,000, in which event an advance may be made in the amount available);
(iii) not cause the aggregate outstanding and unpaid principal amount of the Convertible Note to exceed the Convertible Borrowing Base; and (iv) be advanced by the Bank on the applicable date, provided the request is timely made in accordance with Section 3.1(i) hereof and all other conditions of funding are met. Borrowers hereby appoint Cornerstone, as the Borrowers' duly authorized agent for all purposes hereunder in connection with Convertible Loans pursuant to this Article III, including (without limitation) the execution and delivery to the Bank for and on behalf of all of the Borrowers' Convertible Loan Advance Requests. All advances made by the Bank shall, for mutual convenience, be deposited to Borrowers' joint general deposit account No. 207898772 with the Bank (the "General Account"), and the Bank shall have no responsibility to monitor the distribution of such advances in any other respect. The Borrowers may reborrow subject to the limitations and conditions for Convertible Loans contained herein. All advances made by the Bank on the Convertible Note and all payments or prepayments of principal and interest thereon made by the Borrowers shall be recorded by the Bank in its records, and the aggregate unpaid principal amount so recorded shall be conclusive evidence of the principal amount owing and unpaid on the Convertible Note. The failure to so record shall not, how-ever, limit or otherwise affect the obligations of the Borrowers hereunder or under the Convertible Note to repay the principal amount of each Convertible Loan together with all interest accrued thereon. If additional lines or blanks shall be needed for the purpose of recording advances or payments on the schedule, one or more additional schedules may be annexed to the Convertible Note and shall become a part thereof.

     3.2 CONVERTIBLE NOTE. On the Closing Date the Borrowers shall execute and deliver to the order of the Bank the Borrowers' joint and several note in the principal amount of $20,000,000, the form of which is annexed hereto as EXHIBIT "B" and hereby made a part hereof (hereinafter referred to as the "Convertible Note"). The Convertible Note shall be dated as of the Closing Date, shall provide for monthly interest payments due on the last day of every month commencing June 30, 1995. The unpaid and outstanding principal balance of the Convertible Note shall be converted on December 31, 1996 to a term loan payable in twenty-nine (29) consecutive monthly principal payments each equal to one-sixtieth (1/60th) of the LESSER of the convertible amount or the Convertible Borrowing Base as redetermined as of December 31, 1996 (the "Redetermined Borrowing Base") payable on the last day of each calendar month commencing January 31, 1997, with the remaining principal payable at final maturity on June 30, 1999. The Convertible Note shall bear interest, payable monthly on the last day of every month commencing May 31, 1995, and at final maturity on June 30, 1999, on unpaid balances of principal from time to time outstanding and on any past due interest at a variable annual rate equal from day to day to the Applicable Prime Rate plus two percentage points (2%), but in no event at a rate greater than permitted by applicable law. All payments received shall be applied first to accrued interest and then to the outstanding principal amount owing on the Convertible Note. The Borrowers may from time to time make prepayments of principal without premium or penalty, provided that on or after January 1, 1997, interest on the amount prepaid, accrued to the prepayment date, shall be paid on such prepayment date. The Borrowers may not reborrow any amounts paid or prepaid on the Convertible Note on or after January 1, 1997.
All payments and prepayments shall be made in lawful money of the United States of America. Any payments or prepayments on the Convertible Note received by the Bank after 12:00 noon (applicable current time in Tulsa, Oklahoma) shall be deemed to have been made on the next succeeding Business Day. All outstanding principal of and unpaid accrued interest on the Convertible Note not previously paid hereunder shall be due and payable at final maturity on June 30, 1999, unless such final maturity shall be extended by the Bank in writing or acceler-ated pursuant to the terms hereof. After maturity (whether by acceleration or otherwise) the Convertible Note shall bear interest at the Default Rate, payable on demand. Interest shall be calculated on the basis of a year of 360 days but assessed for the actual number of days elapsed in each accrual period. Notwithstanding the original face amount of the Convertible Note, in no event shall the principal amount advanced thereon exceed $12,000,000 without the express prior written consent of the Bank and its Participant.

     3.3 PROCEEDS OF CONVERTIBLE LOANS. Proceeds of the Convertible Loans shall be used only for the purposes of (i) payoff of existing Term Loans of Borrowers to the Bank outstanding pursuant to the Existing Credit Agreement,
(ii) funding $3,400,000 for CPC's acquisition of 100% of the limited partnership interests in ETI, the record owners of the Oletha System and (iii) funding Borrowers' capital expenditure needs and general corporate purposes disclosed in advance in reasonable written detail to Bank.

     3.4 ENGINEERING FEE. Borrowers shall pay the Bank the Convertible Loans' engineering fee in the sum of $35,000, all of which shall be paid prior to or contemporaneously with the Closing Date.

     3.5 CONVERTIBLE BORROWING BASE. The principal amount outstanding on the Convertible Note shall not exceed the Convertible Borrowing Base. The "Convertible Borrowing Base" shall mean the aggregate loan value attributable by the Bank and its participant to (a) the Dubach gas plant/gathering system, (b) the Willow Springs and North Lansing gathering systems and, (c) to the extent actually purchased by Cornerstone in strict accordance herewith, Cornerstone's 100% limited partnership interests in Energy Transfer I, Ltd., a Texas limited partnership and Energy Transfer II, Ltd., a Texas limited partnership (collectively "ETI"), the present fee owner of the Oletha System (collectively the "Systems") (provided that Cornerstone acquires such 100% limited partnership interest in ETI no later than June 30, 1995 on terms more particularly described on SCHEDULE I annexed hereto). Until Cornerstone closes its acquisition of the 100% limited partnership interest in ETI by June 30, 1995, the Convertible Borrowing Base shall remain fixed in the reduced maximum amount of $8,500,000. The Convertible Borrowing Base shall be increased to $12,000,000 contemporaneous with CPC's limited partnership interest acquisition in ETI in accordance herewith and satisfaction of the condition subsequent in Section 5.3 hereof.
The Convertible Borrowing Base shall be redetermined by the Bank and its Participant on December 31, 1995, June 30, 1996 and December 31, 1996, based upon the Bank's then existing policies for lending on collateral similar or comparable to the Systems and the Bank's comprehensive review of Borrowers' then current general financial condition. In no event shall the Convertible Borrowing Base be increased above $12,000,000 (or $8,500,000 if the Oletha System limited partnership interest acquisition is not timely consummated pursuant to the terms hereof) notwithstanding increases in the aggregate value of the Systems unless both the Bank and the Participant expressly agree in writing.

     3.6 COMMITMENT FEES. From the Closing Date until the Convertible Commitment is terminated, the Borrowers shall pay to the Bank, as a commitment fee for its Convertible Commitment, an amount equal to one-half of one percentage point (0.5%) per annum of the amount by which the Convertible Borrowing Base (in no event in excess of $12,000,000) exceeds the outstanding unpaid principal balance of the Convertible Note from time to time computed daily on the basis of a calendar year of 360 days but assessed for the actual number of days elapsed during each accrual period. Such fee shall be payable quarterly as the same accrues on the fifteenth (15th) day after the end of each quarter-annual period ending March 31, June 30, September 30 and December 31, commencing July 15, 1995, and at the maturity of the Convertible Note, whether by acceleration or otherwise. Not sooner than three (3) days following the mailing by regular mail of notice of an intended debit, the amount of Commitment Fees payable for each such quarter shall be paid by debit to the General Account of Borrowers at the Bank (as more particularly described in Section 2.3 hereof) in such amount. For the purposes of this Section 3.6, Borrowers hereby appoint the Bank their attorney-in-fact for the execution and performance of such debits, and hereby absolve the Bank of any loss or negligence arising by virtue of its exercise of such power, except for gross negligence or willful misconduct. Said power shall be deemed a power coupled with an interest and shall be irrevocable.

     3.7 PROCEEDS OF SALE OF COLLATERAL. In the event any interest in any of the Collateral is sold on or after January 1, 1997, seventy-five percent (75%) of the sales price of such Collateral shall be applied initially to the outstanding principal balance of the Convertible Note; PROVIDED, HOWEVER, no such sale shall occur without the prior written consent of the Bank. In the event of any sales consummated prior to January 1, 1997, the Convertible Borrowing Base shall be adjusted by the Bank and the outstanding balance of the Convertible Note in excess thereof, if any, shall be paid to the Bank as a mandatory principal prepayment thereon within ten (10) day of Cornerstone's receipt of prepayment notice from the Bank. Unless otherwise directed by the Bank, all such amounts shall be applied to principal installments due under the Convertible Note in inverse order of their respective maturity.

     3.8 MANDATORY PRINCIPAL PREPAYMENTS. If the outstanding principal balance of the Convertible Note exceeds the Convertible Borrowing Base, as redetermined on December 31, 1995, June 30, 1996 or December 31, 1996, by the Bank and its Participant, the excess principal balance thereof shall be paid to the Bank in the form of six (6) equal mandatory principal prepayments due on the regularly scheduled installment due dates for the Convertible Note commencing with the initial regularly scheduled monthly installment due after such redetermination of the Convertible Borrowing Base.


                                   ARTICLE IV

                                    SECURITY

     4.1 COLLATERAL. The repayment of the Indebtedness shall be secured by the following (the collateral described herein and in the Security Instruments being collectively referred to as the "Collateral"):

          (a) A continuing security interest pertaining thereto of first priority in, and/or assignment, as security, of:

               (i) all Equipment of the Borrowers and any one of them now owned or hereafter acquired, including all such Equipment used or useful in Borrowers' natural gas processing, treating and fractionating plants and refining and refinery plants and gathering and pipeline systems, as more particularly described on SCHEDULE 2 attached to the Security Agreement and at all other locations wherever they may be whether now owned or hereafter acquired, including without limitation, all loops, laterals, pipe, fittings, connections, mains, meters, dehydrators, scrubbers, controls, tubing, rods, gauges, regulators, coolers, starters, motors, engines, tanks, housing, leaders, orifices, skid-mounted equipment, exchangers, regenerators, reboilers, refrigeration equipment, compressors, separators, filters, meters, pumps, valves and generators and all other natural gas or gas products or by-products, and all spare parts, replacements or substitutions thereof and replacements therefor, and all processing, treating, fractionating, refining, gas gathering, transporting, storing, delivering and/or marketing equipment and all other items or types of equipment more particularly described on SCHEDULE 3 attached to the Security Agree-ment (itemized per Borrowers), including any and all machinery, tools, blueprints, plans, furniture, furnishings, fixtures and other Goods of the Borrowers, whether now owned or hereafter acquired and all spare parts, replacements or substitutions thereof and replacements therefor (provided, that as to the Excelsior Pipeline in Henderson County, Texas, owned by CPC the security interest of the Bank shall be junior to the security interest securing the indebtedness evidenced by the Preferred Shareholders' Notes);

               (ii) all Equipment and Inventory of the Borrowers and any one of them, wherever located and whether now owned or hereafter acquired, including without limitation, all vehicles and other types of rolling stock and all materials, parts and supplies of every kind and description, of the Borrowers, including without limitation, all such Equipment and Inventory situated at the locations described on
          SCHEDULE 3 attached to the Security Agreement and at all other locations wherever they may be;

               (iii) all Accounts and Contracts of Borrowers and any one of them, including without limitation, all accounts receivable, reim-bursements, notes receivable, leases, lease receivables, executory contract rights, contract rights, purchase orders, sale orders, chattel paper, documents and instruments arising out of the sale, processing, treating, refining, fractionation, marketing or trans-porting of Hydrocarbons or other goods or services rendered or pertaining thereto and any and all agreements for the sale of goods or products or furnishing of services by any of the Borrowers, including without limitation, all leases, lease fleet agreements, natural gas processing contracts and sales and purchase contracts or agreements owned or held by Borrowers or any one of them;

               (iv) all General Intangibles, Chattel Paper and Instruments of the Borrowers and any one of them, whether now owned or hereafter acquired, including without limitation:

                    (a) all leases, sales contracts, purchase orders and employee agreements;

                    (b) all processes, formulae, scientific and/or technical information, trade secrets, customer lists, computer programs, plans, reports, samples, prototypes, know-how (to the fullest extent possible), all items in application, development or other pending status and all similar items which are used in connection with the Borrowers' conduct of their business; and

                    (c) all of Borrowers' rights, titles, interests, and benefits under all partnerships and joint venture agreements between any one or more of the Borrowers and any other Person (except CPC's interest in and to Mountain Creek Joint Venture, a Texas general partnership, pursuant to that certain General Partnership Agreement between Endevco Pipeline Company, now known as CPC, and WesNat Pipeline Company dated March 7, 1989, as amended (the "Mountain Creek Partnership") concerning which the Bank has a second security interest pursuant to the CPC Pledge) including (without limitation) all right, title and interest of CGP in that certain Joint Venture with Embee Company known as Tembec Company arising out of and pursuant to that certain Joint Venture Agreement between Embee Company and CGP, successor by merger to Pentex Petroleum, Inc., dated as of August 1, 1984, as amended from time to time and under all leases of real and personal property (whether as lessor or lessee); provided, however, that the Bank hereby assumes no liabilities, obligations or responsibilities in connection therewith;

               (v) all fixtures, furniture, furnishings and office equipment of the Borrowers and any one of them, now owned or hereafter acquired, wherever situated or located, and all additions, accessions, and substitutions thereto and therefor, and all accessories, parts and equipment now or hereafter affixed or used in connection with the real property situated in Lincoln, Claiborne, Jackson, Union and Ouachita Parishes, Louisiana (insofar as Dubach Gas Company is concerned), in Bossier and Ouachita Parishes, Louisiana (insofar as Cornerstone Natural Gas, Inc. is concerned), in Brazoria, Duval, DeWitt and Sutton Counties, Texas and in Rankin County, Mississippi (insofar as Corner-stone Gas Processing, Inc. is concerned), in Brazoria, Jefferson, Rusk, Angelina, Cherokee, Henderson, Gregg, Jasper, Matagorda, Nacogdoches and Shelby Counties, Texas, and East Baton Rouge, Louisiana (insofar as Cornerstone Pipeline Company is concerned), and in Gregg, Harrison, Panola and Rusk Counties, Texas (insofar as Cornerstone Gas Gathering Company is concerned) and described on
          SCHEDULE 4 attached to the Security Agreement, and all Goods and other fixtures, furniture and Equipment of any one or more of the Borrowers, including such as may be acquired with the proceeds thereof;

               (vi) all cash, money, partnership or other claims, certificates of deposit, instruments, time deposits and demand deposits of the Borrowers and any one of them, at any time in the possession or control of the Bank, including all lockbox accounts, collection accounts, special accounts and/or collateral deposit accounts, and any and all accounts, rights to payment, general intangibles and monies due and/or to become due now or in the future by way of distribution, including distributive shares of profits, income, distributions, surplus and cash proceeds, including distributive shares of properties and assets upon dissolution or otherwise;

               (vii) all ledgers, journals, books, records, vouchers, shipping tickets, receipts, sales memoranda, contracts, partnership agreements, joint venture agreements (except Mountain Creek Partnership concerning which the Bank has a second security interest pursuant to the CPC Pledge), correspondence and other writings, data or papers evidencing or relating to the items or types of collateral described above in subsections (i) through (vi), inclusive; and

               (viii) all products and proceeds of and all replacements, additions, substitutions, accessories, appurtenances, and parts for, the items or types of collateral described above in subsections (i) through (vii), inclusive, whether now owned or hereafter acquired including, without limitation insurance proceeds.

     The foregoing security interests shall be granted, restated, confirmed and continued to and in favor of the Bank, as Secured Party, pursuant to the terms of that certain Third Amended and Restated Security Agreement and Assignment from the Borrowers, as Debtors (the "Security Agreement").

          (b) A first and prior mortgage lien, security interest and assignment in and to all of the Mortgaged Property, described in:

               (i) that Mortgage, Collateral Assignment and Security Agreement Securing Future Advances from Cornerstone to the Bank, dated as of November 2, 1993, as amended by Amendment of Mortgage, Collateral Assignment, Security Agreement from Cornerstone to the Bank, dated as of September 30, 1994 (the "Cornerstone Mortgage");

               (ii) that Mortgage, Collateral Assignment and Security Agreement Securing Future Advances from Dubach to the Bank, dated as of November 2, 1993, as amended by Amendment of Mortgage, Collateral Assignment, Security Agreement from Dubach to the Bank, dated as of September 30, 1994; subject, however, to the Act of Partial Release of Mortgage, Collateral Assignment and Security Agreement Securing Future Advances by the Bank dated as of May 20, 1994 and the Act of Partial Release of Mortgage, Collateral Assignment and Security Agreement Securing Future Advances by the Bank dated as of March 29, 1995 (the "Dubach Mortgage");

               (iii) that Deed of Trust, Security Agreement, Financing
          Statement and Assignment (with Power of Sale) from CGP to the Trustee therein designated for and on behalf of the Bank, dated as of November 2, 1993, as amended by First Amended Deed of Trust, Security Agreement, Financing Statement and Assignment, dated as of September 30, 1994, Second Amended Deed of Trust, Security Agreement, Financing Statement and Assignment,Dated as of January 4, 1995, Third Amended Deed of Trust Security Agreement, Financing Statement and Assignment, dated as of March 31, 1995, and as further amended by Fourth Amended Deed of Trust, Security Agreement, Financing Statement and Assignment dated as of even date herewith (the "CGP Deed of Trust");

               (iv) that Deed of Trust, Security Agreement, Financing Statement and Assignment (with Power of Sale) from CPC to the Trustee therein designated for and on behalf of the Bank, dated as of November 2, 1993, as amended by First Amended Deed of Trust, Security Agreement, Financing Statement and Assignment, dated as of September 30, 1994, Second Amended Deed of Trust, Security Agreement, Financing Statement and Assignment,Dated as of January 4, 1995, Third Amended Deed of Trust Security Agreement, Financing Statement and Assignment, dated as of March 31, 1995, and as further amended by Fourth Amended Deed of Trust, Security Agreement, Financing Statement and Assignment dated as of even date herewith (the "CPC Deed of Trust");

               (v) that Mortgage, Collateral Assignment and Security Agreement Securing Future Advances from CPC to the Bank dated as of November 2, 1993, as amended by Amendment of Mortgage, Collateral Assignment, Security Agreement from CPC to the Bank, dated as of September 30, 1994 (the "CPC Mortgage"); and

               (vi) that Deed of Trust, Security Agreement, Financing Statement and Assignment (with Power of Sale) from Endevco Taft Company to the Trustee therein designated for and on behalf of the Bank, dated as of November 2, 1993, as amended by First Amended Deed of Trust, Security Agreement, Financing Statement and Assignment, dated as of August 1, 1994, from CGGC, successor in interest to Endevco Taft Company, Second Amended Deed of Trust, Security Agreement, Financing Statement and Assignment, dated as of January 30, 1994, Third Amended and Supplemental Deed of Trust, Security Agreement, Financing Statement and Assignment dated as of January 4, 1995, Fourth Amended Deed of Trust, Security Agreement, Financing Statement and Assignment dated as of March 31, 1995, and Fifth Amended Deed of Trust, Security Agreement, Financing Statement and Assignment, dated as of even date herewith (the "CGGC Deed of Trust); and

               (vi) that Deed of Trust, Security Agreement, Financing Statement and Assignment (with Power of Sale) from PPC to the Trustee therein designated for and on behalf of the Bank, dated as of November 2, 1993, as amended by First Amended Deed of Trust, Security Agreement, Financing Statement and Assignment, dated as of January 4, 1995, Second Amended Deed of Trust, Security Agreement, Financing Statement and Assignment, dated as of March 31, 1995, and Third Amended Deed of Trust, Security Agreement, Financing Statement and Assignment, dated as of even date herewith (the "PPC Deed of Trust").

          (c) A pledge and assignment, first and prior to all other security interests except only the security interest securing payment of the indebtedness evidenced by the Preferred Shareholders' Notes, in and to all right, title and interest of CPC in and to Mountain Creek Partnership, as described in that Assignment, Pledge and Security Agreement from CPC to the Bank, dated as November 2, 1993, as amended by the First Amended Assignment, Pledge and Security Agreement dated as of January 4, 1995, the Second Amended Assignment, Pledge and Security Agreement dated as of March 31, 1995, and the Third Amended Assignment, Pledge and Security Agreement dated as of even date herewith (the "CPC Pledge");

          (d) A pledge and assignment, first and prior to all other security interests except only the pledge securing payment of the indebtedness evidenced by the Preferred Shareholders' Notes, in and to all issued and outstanding capital stock of Cornerstone in EPRC, CGGC, Dubach, CGP, CGR, CPC and PPC pursuant to that Pledge Agreement from Cornerstone to the Bank, dated as of November 2, 1993, as amended by the First Amendment to Pledge Agreement dated as of September 30, 1994, the Second Amendment to Pledge Agreement dated as of January 4, 1995, the Third Amendment to Pledge Agreement dated as of March 31, 1995, and the Fourth Amendment to Pledge Agreement dated as of even date herewith (the "Cornerstone Pledge");

          (e) A pledge, assignment and security agreement, first and prior to all other security interests, in and to all right, title and interest of Dubach in and to (i) Arcadia Refining & Marketing Company, L.P., a Texas limited partnership ("Arcadia") and (ii) that certain promissory note from Arcadia payable to the order of Dubach in the original principal amount of $900,000, as described in that Assignment, Security Agreement and Pledge of Partnership Interest, Promissory Note and Security and Certificate of Deposit dated as of May 24, 1994, as amended by the First Amendment to Assignment, Security Agreement and Pledge of Partnership Interest, Promissory Note and Security dated as of even date herewith (the "Dubach Pledge");

          (f) An assignment, first and prior to all other security interests, in and to the ninety-eight percent (98%) limited partnership interest acquired by CPC in ETI pursuant to that Fourth Amended and Restated Assignment, Pledge and Security Agreement from CPC to the Bank dated as of even date with the closing of the acquisition of the ETI limited partnership interests in the Oletha System pursuant to Section 5.3 hereof (the "CPC Restated Assignment"); and

          (g) An assignment of all proceeds now or hereafter due under the ACIIC policy in favor of any one or more of the Borrowers in connection with claims pertaining to Insured Eligible Accounts (the "ACIIC Assignment").

The foregoing security interests shall be granted, restated, confirmed and continued to and in favor of the Bank, as Secured Party, pursuant to the terms of the Security Agreement and the Cornerstone Mortgage, the Dubach Mortgage, the CGP Deed of Trust, the CPC Deed of Trust, the CPC Mortgage, the CGGC Deed of Trust, the PPC Deed of Trust, the CPC Assignment, the Cornerstone Pledge, ACIIC Assignment, the CPC Restated Assignment, the CPC Pledge and the Dubach Pledge; and the Borrowers shall execute such financing statements, letters in lieu of production forms, assignments, notices and other documents and instruments as shall be necessary or appropriate to perfect the security interests thus created.

     The Borrowers hereby acknowledge that all of the Collateral is granted to the Bank as security for the repayment of all of the Indebtedness. If one or more Notes are paid in full or satisfied, but any portion of the Indebtedness remains unsatisfied, the Bank may retain its security interest in all of the Collateral until the remaining Indebtedness is paid in full, even if the value of the Collateral far exceeds the amount of Indebtedness outstanding. The liens and priorities thereof as granted in the various Security Instruments more particularly described and defined in the Existing Credit Agreement shall continue in full force and effect without interruption as security and collateral for all Indebtedness, including such Indebtedness evidenced by the Notes.

     4.2 LOCKBOXES. Borrowers shall establish and maintain such lockboxes in Bank as Bank shall request pursuant to agreements in form and substance satisfactory to Bank which shall provide, in part, that: (i) Borrowers shall deposit all checks and other instruments with respect to their accounts receivables, sales of sales of Collateral in the form received by them in one or more of such lockboxes, (ii) unless otherwise directed by Bank, Borrowers shall direct their account debtors, customers and purchasers of production to make all payments in respect to their accounts receivable directly to such lockbox at Bank as the Bank shall direct, (iii) Bank shall deposit all items received by it (except deposits required to be made to this account pursuant to Section 2.6 of this Agreement) to the General Account provided no Default shall have occurred and be continuing, and (iv) if an Event of Default shall have occurred and be continuing, all such payments may be applied to the Indebtedness, at such times and in such order as Bank may elect.

                                    ARTICLE V

                  CONDITIONS PRECEDENT AND SUBSEQUENT TO LOANS

     5.1 CONDITIONS PRECEDENT TO INITIAL REVOLVING CREDIT LOAN AND CONVERTIBLE LOAN. The obligation of the Bank to make the initial Revolving Credit Loan and the Convertible Loan is subject to the satisfaction of all of the following conditions on or prior to the Closing Date (in addition to the other terms and conditions set forth herein):

          (a) NO DEFAULT. There shall exist no Event of Default or Default on the Closing Date.

          (b) REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants set forth in Article VII shall be true and correct on and as of the Closing Date, with the same effect as though made on and as of the Closing Date.

          (c) BORROWERS' CERTIFICATES. Each of the Borrowers shall have delivered to the Bank a Certificate, dated as of the Closing Date, and signed by the President or Vice President and the Secretary or an Assistant Secretary of each of the respective Borrowers certifying (i) to the matters covered by the conditions specified in subsections (a) and (b) of this
     Section 5.1, (ii) that the Borrowers have performed and complied with all agreements and conditions required to be performed or complied with by them prior to or on the Closing Date, (iii) to the name and signature of each officer of each of the Borrowers authorized to execute and deliver the Loan Documents and any other documents, certificates or writings and to borrow under this Agreement, and (iv) to such other matters in connection with this Agreement which the Bank shall determine to be advisable. The Bank may conclusively rely on such Certificate until it receives notice in writing to the contrary.

          (d) PROCEEDINGS. On or before the Closing Date, all corporate proceedings of the Borrowers shall be taken in connection with the transactions contemplated by the Loan Documents and shall be satisfactory in form and substance to the Bank and its counsel; and the Bank shall have received certified copies, in form and substance satisfactory to the Bank and its counsel, of the Articles or Certificates of Incorporation and By-Laws of each of the Borrowers and the resolutions of the Board of Directors of each of the Borrowers, as adopted, authorizing the execution and delivery of the Loan Documents, the borrowings under this Agreement, and the granting of the security interests in the Collateral pursuant to the Security Instruments, to secure the payment of the Indebtedness.

          (e) NOTES. The Borrowers shall have delivered the Notes to the order of the Bank, in each case appropriately executed.

          (f) SECURITY INSTRUMENTS. The Borrowers shall have delivered to the Bank the Security Instruments, appropriately executed by all parties, attested, sealed, witnessed and acknowledged to the satisfaction of the Bank and dated as of the Closing Date, together with such financing statements, lien entry forms and other documents as shall be necessary and appropriate to perfect the Bank's security interests in the Collateral covered by said Security Instruments, including, without limitation, the following:

               (1) CORNERSTONE MORTGAGE. Cornerstone shall have executed and delivered the Cornerstone Mortgage to the Bank in recordable form.

               (2) DUBACH MORTGAGE/DUBACH PLEDGE. Dubach shall have executed and delivered the Dubach Mortgage and the Dubach Pledge to the Bank in recordable form.

               (3) CGP DEED OF TRUST. CGP shall have executed and delivered the CGP Deed of Trust to the Bank in recordable form.

               (4) CPC DEED OF TRUST. CPC shall have executed and delivered the CPC Deed of Trust to the Bank in recordable form.

               (5) CPC MORTGAGE. CPC shall have executed and delivered the CPC Mortgage to the Bank in recordable form.

               (6) CPC ASSIGNMENT. CPC shall have executed and delivered the CPC Assignment to the Bank in recordable form.

               (7) CGGC DEED OF TRUST. CGGC shall have executed and delivered the CGGC Deed of Trust to the Bank in recordable form.

               (8) PPC DEED OF TRUST. PPC shall have executed and delivered the PPC Deed of Trust to the Bank in recordable form.

               (9) CORNERSTONE PLEDGE/CORNERSTONE ASSIGNMENT. Cornerstone shall have executed and delivered the Cornerstone Pledge and the Cornerstone Assignment to the Bank.

               (10) CPC PLEDGE. CPC shall have executed and delivered the CPC Pledge to the Bank.

               (11) SECURITY AGREEMENT. Borrowers shall have executed and delivered the Security Agreement to the Bank.

               (12) ACIIC ASSIGNMENT. Borrowers shall have executed and delivered the ACIIC Assignment to the Bank.

               (13) ETI GUARANTY. ETI shall each have executed and delivered to the Bank an absolute and unconditional Guaranty of the Indebtedness in form and content acceptable to the Bank and its counsel.

               (14) NEGATIVE PLEDGE. The sole shareholder of Energy Transfer Corporation, a Texas corporation ("ETC"), the sole general partner of ETI, shall execute and deliver to the Bank its negative pledge of any of its capital stock in form and content acceptable to the Bank and its counsel.

               (15) CPC RESTATED ASSIGNMENT. CPC shall have executed and delivered the CPC Restated Assignment to the Bank.

          (g)  TITLE.    Borrowers shall have provided the Bank with evidence
     satisfactory to the Bank and its legal counsel that Borrowers have valid, marketable and/or indefeasible title to the Mortgaged Property, including (without limitation) title reports and/or title opinions regarding the Mortgaged Property and true and complete duly executed assignments (in recordable form) from the prior record owner(s) thereof pertaining to all of the Mortgaged Property evidencing transfer of lawful title thereto to the applicable Borrowers, as well as such title reports, consents, waivers or other matters of due diligence pertaining to the Oletha System and Cornerstone's acquisition of all of the limited partner ownership interests in ETI as may be deemed necessary by the Bank and its legal counsel.

          (h) OPINION OF BORROWERS' COUNSEL. The Bank shall have received from Borrowers' counsel, Schlanger, Mills, Mayer & Grossberg, a favorable written closing opinion, satisfactory in form and substance to the Bank and its counsel.

          (i) MORTGAGE RELEASES/OTHER INFORMATION. The Bank shall have received a written payoff statement from any other mortgagee or trustee of record concerning any of the Mortgaged Property together with applicable mortgage releases, deed of trust releases and/or UCC terminations of record of all such existing mortgage, deed of trust and security interest liens pertaining to the Mortgaged Property.

          (j) FEES. The Borrowers shall have paid to the Bank the $35,000 engineering fee required by Section 3.4 above.

          (k) OTHER INFORMATION AND CLOSING DOCUMENTS. The Bank shall have received such other consents, information, documents, agreements and assurances as shall be reasonably requested by the Bank, including, without limitation, appropriate consents to the Notes and Commitments evidenced hereby from The Travelers Indemnity Company, collateral agent for senior pledgees.

Provided, however, delivery of the Security Instruments described in paragraphs
(f)(12), (f)(13) and (f)(14) above shall constitute conditions precedent to the increase in the Convertible Borrowing Base from $8,500,000 to $12,000,000 and funding the Oletha System acquisition contemplated by Section 5.3 hereof below.

     5.2 CONDITIONS PRECEDENT TO ALL LOANS. The Bank shall not be obligated to make any additional Loan advance(s) after the initial Loan advances (i) if at such time any Event of Default shall have occurred or any Default shall have occurred and be continuing; (ii) if any of the representations, warranties and covenants contained in Article VII of this Agreement shall be false or untrue in any material respect on the date of such loan, as if made on such date; or (iii) unless the applicable Borrowing Base will support the additional Revolving Credit Loan being requested. Each request by the Borrowers for an additional Revolving Credit Loan shall constitute a representation by the Borrowers that there is not at the time of such request an Event of Default or a Default, and that all representations, warranties and covenants in Article VII of this Agreement are true and correct on and as of the date of each such request.

     5.3 CONDITIONS SUBSEQUENT TO CONVERTIBLE LOAN. The obligation of the Bank to fund $3,500,000 of the Convertible Loan (all amounts in excess of $8,500,000) is expressly subject (in addition to the other terms and conditions set forth in this Article V) to the Bank having received, on or before June 30, 1995, satisfactory and comprehensive evidence that Cornerstone has acquired concurrently therewith (i) one-hundred percent (100%) of the limited partnership interests in ETI and validly pledged and assigned to the Bank a first and prior assignment of and security interest therein pursuant to the CPC Restated Assignment together with the execution and filing of all applicable UCC-1 financing statements pertaining thereto as deemed necessary by the Bank's counsel and (ii) delivery to CPC of such written waivers/consents to such acquisition of ETI by holders of not less than fifty-five percent (55%) aggregate partnership interest of the former owners of the Oletha System who conveyed the same to ETI. Failure of the Borrowers to fully and timely satisfy the foregoing conditions subsequent on or before June 30, 1995, shall constitute an automatic, immediate and irrevocable cap of the Convertible Loan Borrowing Base at the maximum of $8,500,000.

                                   ARTICLE VI

                                    COVENANTS

     The Borrowers covenant and agree with the Bank that from the date hereof and so long as this Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness and the performance of all other obligations of the Borrowers under this Agreement, unless the Bank shall otherwise consent in writing, which consent will not be unreasonably withheld:

     6.1 PAYMENT OF TAXES AND CLAIMS. The Borrowers will pay and discharge or cause to be paid and discharged all Taxes imposed upon the income or profits of the Borrowers or upon the property, real, personal or mixed, or upon any part thereof, belonging to the Borrowers before the same shall be in default, and all lawful claims for labor, rentals, materials and supplies which, if unpaid, might become a Lien upon its property or any part thereof; PROVIDED HOWEVER, that the Borrowers shall not be required to pay and discharge or cause to be paid or discharged any such Tax, assessment or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and adequate book reserves shall be established with respect thereto, and the Borrowers shall pay such Tax, charge or claim before any property subject thereto shall become subject to execution.

     6.2 MAINTENANCE OF CORPORATE EXISTENCE. Each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and will continue to conduct and operate its business substantially as being conducted and operated presently. Each of the Borrowers will become and remain qualified to conduct business in each jurisdiction where the nature of the business or ownership of property by such Borrowers may require such qualification.

     6.3 PRESERVATION OF PROPERTY. Each of the Borrowers will at all times maintain, preserve and protect all franchises and trade names and keep all the remainder of its properties which are used or useful in the conduct of its respective businesses whether owned in fee or otherwise, or leased, in good repair and operating condition; from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and comply with all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereunder.

     6.4 INSURANCE. Each of the Borrowers will keep or cause to be kept adequately insured by financially sound and reputable insurers its plant, equipment, compressor units (whether owned or leased), motor vehicles, and all other property of a character usually insured by businesses engaged in the same or similar businesses. Upon demand by the Bank any insurance policies covering the Collateral shall be endorsed to provide for payment of losses to the Bank as its interest may appear, to provide that such policies may not be canceled, reduced or affected in any manner for any reason without thirty days prior notice to the Bank, and to provide for any other matters which the Bank may reasonable require; and such insurance shall be against fire, casualty and any other hazards normally insured against and shall be in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. The Borrowers shall at all times maintain adequate insurance against damage to persons or property, which insurance shall be by financially sound and reputable insurers and shall, without limitation, provide the following coverages: comprehensive general liability (including, without limitation, coverage, where applicable, damage caused by explosion, broad form property damage coverage, broad form coverage for contractually independent contractors), worker's compensation, and automobile liability.

     6.5 COMPLIANCE WITH APPLICABLE LAWS. Each of the Borrowers will comply with the requirements of all applicable Laws and orders of any Tribunal and obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business.

     6.6  FINANCIAL STATEMENTS AND REPORTS.

          (a) QUARTERLY OPERATING STATEMENTS. The Borrowers shall maintain a standard system of accounting and shall furnish to the Bank as soon as practicable after the end of the first three quarters of each fiscal year, commencing with the quarter ending June 30, 1995, and in any event within forty-five (45) days after the end of each said quarter, consolidated and consolidating operating statements for Cornerstone which shall be certified by the President or the chief financial officer of Cornerstone to have been prepared in accordance with GAAP (except for detailed footnotes and year end adjustments that do not result in materially adverse variations from the quarterly statements) consistently applied and to fairly present the financial condition of Borrowers for such period (on a consolidated and consolidating basis), and shall include at least a balance sheet as at the end of such period, and statements of income and cash flows, all in reasonable detail.

          (b) ANNUAL FINANCIAL STATEMENTS. As soon as practicable after the end of each fiscal year of Cornerstone and in any event within 120 days thereafter, the Borrowers shall furnish to the Bank the following financial statements (on a consolidated and consolidating basis), together with a report thereon on and an unqualified opinion, prepared in accordance with GAAP of reputable independent certified public accountants of recognized standing selected by Borrowers and acceptable to the Bank:

               (i) A balance sheet of Cornerstone at the end of such year prepared on a consolidated and consolidating basis,

               (ii) A statement of income of Cornerstone for such year prepared on a consolidated and consolidating basis, and

               (iii) A statement of cash flows of Cornerstone for such year prepared on a consolidated and consolidating basis,

     setting forth in each case in comparative form the figures for the previous fiscal year, if applicable, all in reasonable detail. The report of the independent certified public accountants shall contain a certification that in the course of the audit necessary for the certification of such finan-cial statements, they have obtained no knowledge of any Event of Default or Default as defined herein, or, if any Event of Default or Default existed or exists, specifying the nature and period of existence thereof; provided, however, that such accountants shall not be liable to the Bank by reason of their failure to obtain knowledge of any such Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

          (c) QUARTERLY CERTIFICATES. As soon as available and in any event within forty-five (45) days after the end of each of the first three calendar quarters of each year, concurrently with the furnishing of the applicable quarterly statements pursuant to subsection 6.6(a), there shall be furnished to Bank a certificate signed by the presidents or the chief financial officers of Borrowers stating that: (a) the financial statements were prepared (subject to year end audit adjustments and a lack of detailed footnotes) in conformity with GAAP, consistently applied; (b) a review of the activities of Borrowers for the period covered by the financial statements has been made under his supervision with a view to determining whether Borrowers have kept, observed, performed and fulfilled all of their obligations under this Agreement, the other Loan Documents and every other document or instrument referred to herein; and (c) no Event of Default or an event which with the passage of time or notice, or both, could become an Event of Default has occurred, and is continuing, or a statement describing the nature, period of existence and status of any such event(s) if existing. Such certificates shall fully demonstrate the method of all calculations therein contained insofar as compliance with financial covenants hereof are concerned but shall not be qualified or limited because of restricted or limited examination of any material portion of Borrowers' records by the party preparing such quarterly statements.

          (d) ANNUAL/SPECIAL COVENANT CERTIFICATES. Concurrently with the furnishing of the financial statements pursuant to 6.6(b), there shall be furnished to Bank a separate certificate signed by the presidents or the chief financial officers of Borrowers stating that: (a) the financial statements were prepared in conformity with GAAP on a basis consistently applied, and (b) no Event of Default or an event which with the passage of time or notice, or both, could become an Event of Default has occurred, and is continuing, and status of any such event(s) if existing. Such certifi-cate shall not be qualified or limited because of restricted or limited examination of any material portion of Borrowers' records by the party preparing such annual statements. All certificates of Borrowers submitted pursuant to this Agreement in connection with compliance with certain financial or other covenants herein contained, including, without limita-tion, Sections 6.18 and 6.19 hereof, shall fully demonstrate the method of calculations therein contained.

          (e) SPECIAL AUDITING REPORTS. Promptly upon receipt thereof, the Borrowers shall deliver to the Bank a copy of each report submitted to the Borrowers, by independent accountants in connection with any annual, interim or special audit made by them of the books and records of the Borrowers, including, without limitation, any comment letter submitted by such accountants to management in connection with their audit.

          (f) BUDGETS AND PROJECTIONS. Promptly upon completion thereof, the Borrowers shall deliver to the Bank a copy of each operating budget and projection of financial performance prepared for the Borrowers.

          (g) PERIODIC REPORTS. Promptly upon their becoming available, copies of all financial statements, reports, notices or proxy statements sent by the Borrowers to their stockholders and all registration statements, periodic reports and other statements and schedules filed by the Borrowers with any securities exchange, the Securities and Exchange Commission or any similar state or federal governmental authority.

     6.7 ENVIRONMENTAL COVENANTS. Borrowers will immediately notify the Bank of and provide the Bank with copies of any notifications of discharges or releases or threatened releases or discharges of a Polluting Substance on, upon, into or from the Collateral which are given or required to be given by or on behalf any of the Borrowers to any federal, state or local Tribunal if any of the foregoing may materially and adversely affect any of the Borrowers or any part of the Collateral, and such copies of notifications shall be delivered to the Bank at the same time as they are delivered to the Tribunal. Borrowers further agree promptly to undertake and diligently pursue to completion any appropriate and legally required or authorized remedial containment and cleanup action in the event of any release or discharge or threatened release or discharge of a Polluting Substance on, upon, into or from the Collateral. At all times while owning and operating the Collateral, the Borrowers will maintain and retain complete and accurate records of all releases, discharges or other disposal of Polluting Substances on, onto, into or from the Collateral, including, without limitation, records of the quantity and type of any Polluting Substances disposed of on or off the Collateral.

     6.8 ENVIRONMENTAL INDEMNITIES. Borrowers hereby agree to indemnify, defend and hold harmless the Bank and each of its officers, directors, employees, agents, consultants, attorneys, contractors and each of its affiliates, successors or assigns, or transferees from and against, and reimburse said Persons in full with respect to, any and all loss, liability, damage, fines, penalties, costs and expenses, of every kind and character, including reasonable attorneys' fees and court costs, known or unknown, fixed or contingent, occasioned by or associated with any claims, demands, causes of action, suits and/or enforcement actions, including any administrative or judicial proceedings, and any remedial, removal or response actions ever asserted, threatened, instituted or requested by any Persons, including any Tribunal, arising out of or related to: (a) the breach of any representation or warranty of Borrowers contained in Section 7.16 set forth herein; (b) the failure of Borrower to perform any of its covenants contained in Section 6.7 hereunder; (c) the ownership, construction, occupancy, operation, use of the Collateral prior to the earlier of the date on which (i) the Indebtedness and obligations secured hereby have been paid and performed in full and the Security Instruments have been released, or (ii) the Collateral has been sold by Bank following Bank's ownership of the Collateral by way of foreclosure of the Liens granted pursuant hereto, deed in lieu of such foreclosure or otherwise (the "Release Date"); provided, however, this indemnity shall not apply with respect to matters caused by or arising solely from the Bank's activities during any period of time the Bank acquires ownership of the Collateral.

     The indemnities contained in this Section 6.8 apply, without limitation, to any violation on or before the Release Date of any Environmental Law and any liability or obligation relating to the environmental conditions on, under or about the Mortgaged Property or the Collateral on or prior to the Release Date (including, without limitation: (a) the presence on, upon or in the Collateral or release, discharge or threatened release on, upon or from the Collateral of any Polluting Substances generated, used, stored, treated, disposed of or otherwise released prior to the Release Date, and (b) any and all damage to real or personal property or natural resources and/or harm or injury including wrongful death, to persons alleged to have resulted from such release of any Polluting Substances regardless of whether the act, omission, event or circumstances constituted a violation of any Environmental Law at the time of its existence or occurrence). The term "release" shall have the meaning specified in CERCLA/SARA and the terms "stored," "treated" and "disposed" shall have the meanings specified in RCRA/HSWA; provided, however, any broader meanings of such terms provided by applicable laws of the state in which the property is situated shall apply.

     The provisions of this Section 6.8 shall be in addition to any other obligations and liabilities Borrower may have to the Bank at common law and shall survive the Release Date and shall continue thereafter in full force and effect.

     The Bank agrees that in the event that such claim, suit or enforcement action is asserted or threatened in writing or instituted against it or any of its officers, employers, agents or contractors or any such remedial, removal or response action is requested of it or any of its officers, employees, agents or contractors for which the Bank may desire indemnity or defense hereunder, the Bank shall give written notification thereof to the Borrowers.

     Notwithstanding anything to the contrary stated herein, the indemnities created by this Section 6.8 shall only apply to losses, liabilities, damages, fines, penalties, costs and expenses actually incurred by the Bank as a result of claims, demands, actions, suits or proceedings brought by Persons who are not the beneficiaries of any such indemnity. The Bank shall act as the exclusive agent for all indemnified Persons under this Section 6.8. With respect to any claims or demands made by such indemnified Persons, the Bank shall notify the Borrowers within thirty (30) days after the Bank's receipt of a writing advising the Bank of such claim or demand. Such notice shall identify (i) when such claim or demand was first made, (ii) the identity of the Person making it, (iii) the indemnified Person and (iv) the substance of such claim or demand. Failure by the Bank to so notify the Borrowers within said thirty (30) day period shall reduce the amount of the Borrowers' obligations and liabilities under this
Section 6.8 by an amount equal to any damages or losses suffered by the Borrowers resulting from any prejudice caused the Borrowers by such delay in notification from the Bank. Upon receipt of such notice, the Borrowers shall have the exclusive right and obligation to contest, defend, negotiate or settle any such claim or demand through counsel of their own selection (but reasonably satisfactory to the Bank) and solely at Borrowers' own cost, risk and expense; provided, that the Bank, at its own cost and expense shall have the right to participate in any such contest, defense, negotiations or settlement. The settlement of any claim or demand hereunder by the Borrowers may be made only upon the prior approval of the Bank of the terms of the settlement, which approval shall not be unreasonably withheld.

     6.9 NOTICE OF DEFAULT. As soon as any Borrower knows of the happening of any condition or event which constitutes an Event of Default or Default or any default or event of default under any other loan, mortgage, financing or security agreement, the Borrowers will give the Bank a written notice thereof specifying the nature and period of existence thereof and what actions, if any, the Borrowers are taking and propose to take with respect thereto.

     6.10 NOTICE OF LITIGATION. Immediately upon becoming aware of the existence of any action, suit or proceeding at law or in equity before any Tribunal, an adverse outcome in which would (i) materially impair the ability of any of the Borrowers to carry on its business substantially as now conducted,
(ii) materially and adversely affect the condition (financial or otherwise) of any of the Borrowers, or (iii) result in monetary damages in excess of $100,000, the Borrowers will give the Bank a written notice specifying the nature thereof and what actions, if any, the Borrowers are taking and propose to take with respect thereto.

     6.11 NOTICE OF CLAIMED DEFAULT. Immediately upon becoming aware that the holder of any note or any evidence of indebtedness or other security of any of the Borrowers has given notice or taken any action with respect to a claimed default or event of default thereunder, if the amount of the note or indebtedness exceeds $50,000 the Borrowers will give the Bank a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default thereunder and what actions, if any, the Borrowers are taking and propose to take with respect thereto.

     6.12 CHANGE OF MANAGEMENT. Within five (5) days after any change in management of the Borrowers or any officers of any of the Borrowers holding an office of President, Chairman or chief financial officer, the Borrowers shall give written notice thereof to the Bank, together with a description of the reasons for the change. The replacement for any such officer shall be subject to consent of the Bank, which shall not be unreasonably withheld.

     6.13 REQUESTED INFORMATION. With reasonable promptness, the Borrowers will give the Bank such other data and information relating to the Borrowers as from time to time may be reasonably requested by the Bank.

     6.14 FIELD AUDITS. The Bank shall be permitted to conduct, at its own expense, field audits of the Borrowers' accounts and books and records relating thereto from time to time at the Bank's sole option, but not more than twice in each calendar year. Each field audit shall be conducted by agents of the Bank, whether employees of the Bank or third-party agents selected by the Bank. The Borrowers shall fully cooperate with the Bank and its agents in connection with such field audits.

     6.15 INSPECTION. The Borrowers will keep complete and accurate books and records with respect to the Collateral and their other properties, businesses and operations and will permit employees and representatives of the Bank to audit, inspect and examine the same and to make copies thereof and extracts therefrom during normal business hours. All such records shall be at all times kept and maintained at the offices of the Borrowers in Dallas, Texas. Upon any Default or Event of Default, the Borrowers will surrender all of such records relating to the Collateral to the Bank upon receipt of any request therefor from the Bank.

     6.16 MAINTENANCE OF EMPLOYEE BENEFIT PLANS. The Borrowers will maintain each employee benefit plan as to which they may have any liability or responsibility in compliance with ERISA and all other Laws applicable thereto.

     6.17 DISPOSITION/NEGATIVE PLEDGE RE ENCUMBRANCE OF COLLATERAL AND OTHER ASSETS. Borrowers will not sell or encumber any of the Collateral and Borrowers will not sell, lease, transfer, scrap or otherwise dispose of or mortgage, pledge, grant a security interest in or otherwise encumber any of Borrowers' other properties or assets, whether for replacement or not, unless such sale or disposition shall be in the ordinary course of business and for a full and fair consideration, without obtaining the Bank's prior consent. In no event shall Borrowers cause or permit the voluntary or involuntary pledge, mortgage or other encumbrance, attachment or levy of or against any of the properties or assets of whatsoever nature or type to any Person (financial institution or otherwise).

     6.18 CURRENT RATIO. The Borrowers will not permit Cornerstone's consolidated Current Ratio to be less than the following minimums at any time during the fiscal years hereinafter specified:

          Fiscal Year Ending            Minimum Current Ratio
          ------------------            ---------------------

     Fiscal Year 1995 (ending 12/31/95)      .65 to 1
     Fiscal Year 1996 (ending 12/31/96)      .75 to 1
     Fiscal Years 1997 and thereafter        .70 to 1

     6.19 CAPITAL EXPENDITURES. The Borrowers agree not to make any capital expenditure for the acquisition, construction, expansion or improvements of capital assets (whether owned or leased or otherwise) that, for all Borrowers, exceed $1,500,000 per capital project or commit for any such capital expenditure which, if made in the applicable period for delivery and payment, would result in expenditures in excess of the $1,500,000 limitation per capital project herein set forth; further provided, that during the following fiscal years aggregate annual capital expenditures shall not exceed the following maximum amounts:

                                        Maximum Per Fiscal Year
                                        -----------------------

     Fiscal Year 1995                   $3,000,000 (excluding the acquisitions
                                                   of the Oletha System, and the
                                                   Willow Springs and North
                                                   Lansing Systems)

     Fiscal Year 1996                   $5,000,000
     Fiscal Years 1997 and thereafter   $2,500,000

     6.20 LIMITATION ON OTHER INDEBTEDNESS. The Borrowers will not create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any indebtedness whether evidenced by a note, bond, debenture, agreement, letter of credit or similar or other obligation, or accept any deposits or advances of any kind, except (i) trade payables and current indebtedness (other than for borrowed money) incurred in, and deposits and advances accepted in, the ordinary course of business; (ii) indebtedness not to exceed $200,000 per calendar year incurred for the acquisition of assets secured by purchase money security interests; (iii) usual and customary insurance premiums financed in the normal course of business; (iv) indebtedness evidenced by the Preferred Shareholders' Notes; and (v) the Indebtedness.

     6.21 LIMITATION ON LIENS. The Borrowers will not create or suffer to exist any Lien upon any of their assets, whether real or personal property, except (i) purchase money security interests securing indebtedness incurred for the acquisition of assets, (ii) liens securing the indebtedness evidenced by the Preferred Shareholders' Notes, as described on EXHIBIT "D" attached hereto,
(iii) liens for current taxes not yet due and payable, (iv) mechanics', materialmen's, workmen's, repairmen's, operators', warehousemen's, carriers' and similar liens incident to current construction or operations or arising in the ordinary course of business for charges which are not delinquent, and (v) such encumbrances and imperfections of title, if any, as are not substantial in character, amount or extent and do not materially interfere with the present or proposed use of any of such properties, and (vi) Liens in favor of the Bank securing the Indebtedness.

     6.22 CONTINGENT LIABILITIES; ADVANCES. Except for the items described on EXHIBIT "E" attached hereto, the Borrowers will not either directly or indirectly, (i) guarantee, become surety for, discount, endorse, agree (contingently or otherwise) to purchase, repurchase or otherwise acquire or supply or advance funds in respect of, or otherwise become or be contingently liable upon the indebtedness, obligation or liability of any Person, (ii) guarantee the payment of any dividends or other distributions upon the stock of any corporation, (iii) discount or sell with recourse or for less than the face value thereof, any of its notes receivable, accounts receivable or chattel paper; (iv) loan, agree to loan, or advance money to any Person; or (v) enter into any agreement for the purchase or other acquisition of any goods, products, materials or supplies, or for the making of any shipments or for the payment of services, if in any such case payment therefor is to be made regardless of the non-delivery of such goods, products, materials or supplies or the non-furnishing of the transportation of services; provided, however that the foregoing shall not be applicable to endorsement of negotiable instruments presented to or deposited with a bank for collection or deposit in the ordinary course of business.

     6.23 MERGER, CONSOLIDATION, ACQUISITION. None of the Borrowers will merge or consolidate with or into any other Person; or permit any other Person to consolidate with or merge into any of the Borrowers; or acquire all or substantially all of the assets or properties or capital stock of any other Person; or adopt or effect any plan of reorganization, recapitalization, liquidation or dissolution; or acquire any properties or assets, other than in the ordinary course of business; provided, however, Borrowers may enter into letters of intent pertaining to merger, consolidation or acquisition subject to obtaining the Bank's written consent thereto prior to consummation of the transactions contemplated by such letter(s) of intent.

     6.24 DIVIDENDS. The Borrowers will not declare, pay or become obligated to declare or pay any dividend on any class of their capital stock now or hereafter outstanding, make any distribution of cash or property to holders of any shares of such stock, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of their capital stock now or hereafter outstanding; provided, however, that Borrowers other than Cornerstone may declare and pay cash dividends to another Borrower.

     6.25 CHANGE OF FISCAL YEAR. None of the Borrowers will change its fiscal year from its present fiscal year.

     6.26 CHANGE OF BUSINESS. None of the Borrowers will engage in any business activity substantially different from or unrelated to present business activities and operations.

     6.27 FIRM FIXED PRICE GAS CONTRACTS. None of the Borrowers will enter into or permit to exist any contract for the purchase or sale of natural gas on a "firm" fixed price basis.

     6.28 GAS RECEIVABLES. The Borrowers shall not sell gas or products derived from gas to any Person for a purchase price in excess of $250,000 in the aggregate unless payment therefor (i) is in cash or by cashier's check and is made contemporaneously with the sale, (ii) is backed by a standby letter of credit issued in an amount equal to the total purchase price by a financial institution acceptable to the Bank, or (iii) is insured by ACIIC.

     6.29 EBITDA/DEBT SERVICE RATIO. Borrowers will not permit the ratio of its EBITDA to Debt Service to be less than 1.3 to 1 for each six (6) month period ending June 30 and December 31 of each year, commencing for the six (6) month period ending June 30, 1997, as tested semiannually and the detailed calculations and analysis thereof delivered to Bank within 45 days of the close of each such six (6) month period.

     6.30 ARTICLES OF INCORPORATION; BY-LAWS AND ASSUMED NAMES. The Borrowers will not amend, alter, modify or restate their Articles or Certificates of Incorporation or By-Laws in any way which would (i) change the corporate name or adopt a trade name for any of the Borrowers; or (ii) in any manner adversely affect the Borrowers' obligations or covenants to the Bank hereunder.

     6.31 TRANSACTIONS WITH AFFILIATES. The Borrowers will not enter into any transaction, including (without limitation) the purchase, sale or exchange of property or the rendering or furnishing of any service with any Affiliate of any of the Borrowers, except transactions in the ordinary course of the business of Borrowers and upon fair and reasonable terms no less favorable than Borrowers would obtain in a transaction for the same purpose with a Person that is not an Affiliate of any of the Borrowers.

     6.32 OTHER AGREEMENTS. The Borrowers will not enter into or permit to exist any agreement (i) for the purchase or sale of financial derivative products that are speculative in nature and purpose and not tied to a physical purchase/sale transaction (i.e., true hedging is permitted), (ii) which would cause an Event of Default or a Default hereunder; or (iii) which contains any provision which would be violated or breached by the performance of Borrowers' obligations hereunder or under any of the other Loan Documents.

     6.33 PAYMENT OF INDEBTEDNESS. The Borrowers hereby agree to pay, when due and owing, all Indebtedness, whether or not evidenced by the Notes.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

     To induce the Bank to enter into this Agreement and to make the Revolving Credit Loans and the Convertible Loan to the Borrowers under the provisions hereof, and in consideration thereof, the Borrowers represent, warrant and covenant as follows:

     7.1 ORGANIZATION AND QUALIFICATION. Each of the Borrowers is duly organized, validly existing, and in good standing under the Laws of its respective jurisdiction of incorporation, and is duly licensed and in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted or the property owned is such as to require licensing or qualification as such.

     7.2 LITIGATION. Except for the action described on EXHIBIT "F" attached hereto, there is no action, suit, investigation or proceeding threatened or pending before any Tribunal against or affecting any of the Borrowers or any properties or rights of any of the Borrowers which, if adversely determined, would result in a liability of greater than $100,000 or would otherwise result in any material adverse change in the business or condition, financial or other-wise, of any of the Borrowers. None of the Borrowers is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Tribunal.

     7.3 FINANCIAL STATEMENTS. The Borrowers' most recent unaudited financial statements which have been furnished to the Bank have been prepared in conformity with GAAP, together with the contingent liabilities described on EXHIBIT "E" attached hereto, show all material liabilities, direct and contingent (except Cornerstone's guaranties of other Borrowers' gas purchase and sales contract obligations), and fairly present the financial condition of the Borrowers as of the date of such statements and the results of their operations for the period then ended, and since the date of such statements there has been no material adverse change in the business, financial condition or operations of the Borrowers.

     7.4 CONFLICTING AGREEMENTS AND OTHER MATTERS. None of the Borrowers is in default in the performance of any obligation, covenant, or condition in any agreement to which it is a party or by which it is bound. None of the Borrowers is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. None of the Borrowers is a party to or otherwise subject to any contract or agreement which restricts or otherwise affects the right or ability of the Borrowers to execute the Loan Documents or the performance of any of their respective terms. Neither the execution nor delivery of any of the Loan Documents, nor fulfillment of nor compliance with their respective terms and provisions will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (except those created by the Loan Documents) upon any of the properties or assets of the Borrowers pursuant to, or require any consent, approval or other action by or any notice to or filing with any Tribunal (other than routine filings after the Closing Date with the Securities and Exchange Commission, any securities exchange and/or state blue sky authorities) pursuant to, the charter or By-Laws of any of the Borrowers, any award of any arbitrator, or any agreement, instrument or Law to which any of the Borrowers is subject.

     7.5 CORPORATE AUTHORIZATION. The Boards of Directors of the Borrowers have duly authorized the execution and delivery of each of the Loan Documents and the performance of their respective terms. No other consent of any other Person, except for the Bank, is required as a prerequisite to the validity and enforceability of the Loan Documents.

     7.6 PURPOSES. None of the Borrowers is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Bank, the Borrowers will furnish to the Bank a statement in conformity with the requirements of Federal Reserve Form U-1, referred to in Regulation U, to the foregoing effect. None of the Borrowers or any agent acting on its behalf has taken or will take any action which might cause this Agreement, or the Notes to violate any regulation of the Board of Governors of the Federal Reserve System (including Regulations G, T, U and X) or to violate any securities laws, state or federal, in each case as in effect now or as the same may hereafter be in effect.

     7.7 COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed on EXHIBIT "G", the Borrowers are in compliance with all Laws, ordinances, rules, regulations and other legal requirements applicable to them and the business conducted by them, the violation of which could or would have a material adverse effect on their business or condition, financial or otherwise. Neither the ownership of any capital stock of any of the Borrowers, nor any continued role of any Person in the management or other affairs of any of the Borrowers (i) will result or could result in the Borrowers' noncompliance with any Laws, ordinances, rules, regulations and other legal requirements applicable to the Borrowers, or (ii) could or would have a material adverse effect on the business or condition, financial or otherwise, of the Borrowers.

     7.8 POSSESSION OF FRANCHISES, LICENSES. Each of the Borrowers possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of their respective properties and assets, and none of the Borrowers is in violation of any thereof in any material respect.

     7.9 LEASES, EASEMENTS AND RIGHTS OF WAY. The Borrowers enjoy peaceful and undisturbed possession of all leases, easements and rights of way necessary in any material respect for the operation of their respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets. All such leases, easements and rights of way are valid and subsisting and are in full force and effect.

     7.10 TAXES. The Borrowers have filed all Federal, state and other income tax returns which are required to be filed and have paid all Taxes, as shown on said returns, and all Taxes due or payable without returns and all assessments received to the extent that such Taxes or assessments have become due, except for such tax liabilities listed on EXHIBIT "H" attached hereto. All Tax liabilities of each of the Borrowers are adequately provided for on the books of the Borrowers, including interest and penalties. No income tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid.

     7.11 DISCLOSURE. Neither this Agreement nor any other Loan Document or writing furnished to the Bank by or on behalf of the Borrowers in connection herewith contains any untrue statement of a material fact nor do such Loan Documents and writings, taken as a whole, omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Borrowers and not reflected in the financial statements or exhibits hereto provided to the Bank which materially adversely affects or in the future may materially adversely affect the business, property, or assets, or financial condition of any of the Borrowers which has not been set forth in this Agreement, in the Loan Documents or in other documents furnished to the Bank by or on behalf of the Borrowers prior to the date hereof in connection with the transactions contemplated hereby.

     7.12 INVESTMENT COMPANY ACT REPRESENTATION. None of the Borrowers is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     7.13 ERISA. Since the effective date of Title IV of ERISA, no Reportable Event has occurred with respect to any Plan. For the purposes of this section the term "Reportable Event" shall mean an event described in Section 4043(b) of ERISA. For the purposes hereof the term "Plan" shall mean any plan subject to Title IV of ERISA and maintained for employees of the Borrowers, or of any member of a controlled group of corporations, as the term "controlled group of corporations" is defined in Section 1563 of the Internal Revenue Code of 1986, as amended (the "Code"), of which any of the Borrowers is a part. Each Plan established or maintained by any of the Borrowers is in material compliance with the applicable provisions of ERISA, and the Borrowers have filed all reports required by ERISA and the Code to be filed with respect to each Plan. The Borrowers have met all requirements with respect to funding Plans imposed by ERISA or the Code. Since the effective date of Title IV of ERISA there have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances which would cause the lien pro-vided under Section 4068 of ERISA to attach to the assets of the Borrowers. The value of each Plan's benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plan's assets allocable to such benefits on the date hereof.

     7.14 FISCAL YEAR. The fiscal years of the respective Borrowers end as of December 31 of each year.

     7.15 TITLE TO PROPERTIES; AUTHORITY. Borrowers have full power, authority and legal right to own and operate the properties which they now own and operate, and to carry on the lines of business in which it is now engaged, and have good and marketable and/or indefeasible title to the Mortgaged Property in corporate capacity subject to no Lien of any kind except Liens permitted by this Agreement and except such encumbrances, imperfections and failures (including, without limitation, abandonment by operation of law or contract) of title, if any, as are not substantial in character, amount or extent and do not materially interfere with the present or proposed use of any such portion of the Mortgaged Property. Borrowers have full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Agreement and the other Loan Documents. Borrowers further represent to the Bank that any and all after acquired interest in any one or more of the Mortgaged Property being concurrently or subsequently assigned of record to Borrowers is and shall be deemed encumbered in all respects by the Cornerstone Mortgage, the Dubach Mortgage, the ENGC Deed of Trust, the EPIC Deed of Trust, the EPIC Mortgage, the CGGC Deed of Trust and the PPC Deed of Trust.

     7.16 ENVIRONMENTAL REPRESENTATIONS. To the best of Borrowers' knowledge and belief, upon reasonable and good faith inquiry exercised with due diligence:

          (a) Except for those items described on EXHIBIT "G" attached hereto, none of the Borrowers is subject to any liability or obligation relating to
     (i) the environmental conditions on, under or about the Collateral, including, without limitation, the soil and ground water conditions at the location of any of the Borrowers' properties, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Polluting Substance;

          (b) None of the Borrowers has obtained and none of the Borrowers is required to obtain or make application for any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, facilities, fixtures and equipment forming a part of the Collateral by reason of any Environmental Laws;

          (c) Each Borrower has taken all steps necessary to determine and has determined that no Polluting Substances have been disposed of or otherwise released on, onto, into, or from the Collateral (the term "release" shall have the meanings specified in CERCLA/SARA, and the term "disposal" or "disposed" shall have the meanings specified in RCRA/HSWA; provided, in the event either CERCLA/SARA or RCRA/HSWA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent that the laws of any State or Tribunal establish a meaning for "release," "disposal" or "disposed" which is broader than that specified in CERCLA/SARA, RCRA/HSWA or other Environmental Laws, such broader meaning shall apply);

          (d) There are no PCB's or asbestos-containing materials, whether in the nature of thermal insulation products such as pipe boiler or breech coverings, wraps or blankets or sprayed-on or trowelled-on products in, on or upon the Collateral; and

          (e) There is no urea formaldehyde foam insulation ("UFFI") in, on or upon the Collateral.

     7.17 OIL AND GAS CONTRACTS. All contracts, agreements and leases related to any of the processing, treating, refining or fractionation plants and all contracts, agreements, instruments and leases to which the Borrowers are a party, are valid and effective in accordance with their respective terms, and all agreements pertaining to the Mortgaged Property in the nature of oil and/or gas purchase agreements, and oil and/or gas sale agreements are in full force and effect and are valid and legally binding obligations of the parties thereto and all payments due thereunder have been made, except for those suspended for reasonable cause in the ordinary course of business; and, there is not under any such contract, agreement or lease any existing default by any party thereto or any event which, with notice or lapse of time, or both, would constitute such default, other than minor defaults which, in the aggregate, would result in losses or damages of more than $100,000 to Borrowers.

     7.18 NATURAL GAS POLICY ACT AND NATURAL GAS ACT COMPLIANCE. To the best of Borrowers' knowledge, all material filings and approvals under the Natural Gas Policy Act of 1978, as amended, and the Natural Gas Act, as amended, or with the Federal Energy Regulatory Commission (the "FERC") or required under any rules or regulations adopted by the FERC which are necessary for the operation of Borrowers' business or the Collateral in the manner in which they are presently being operated have been made and the terms of the agreements and contractual rights included in the Borrowers' business or the Collateral do not conflict with or contravene any such Law, rule or regulation.

     7.19 TAKE OR PAY OBLIGATIONS, PREPAYMENTS, BTU ADJUSTMENTS AND BALANCING PROBLEMS. To the best of the Borrowers' knowledge, after diligent inquiry, there is no take or pay obligation under any gas purchase agreement comprising a portion of the Collateral which is not matched by a commensurate and corresponding pay or take obligation binding upon the purchaser under a corresponding gas sales agreement such that with respect to the ownership and operation of the business operations of Borrowers or the Collateral, any such obligation in favor of any seller under any gas purchase agreement to which the Borrowers are a "buyer" is matched by a corresponding obligation on the part of "purchasers" under corresponding gas sales agreements pursuant to which the Borrowers are the "seller". Neither any of the Borrowers nor the Collateral is subject to requirements to make BTU adjustments or effect gas balancing in favor of third parties which would result in Borrowers being required to (i) deliver gas at a price below that established in applicable gas sales agreements or on behalf of and for the benefit of third parties in exchange or to otherwise compensate for prior above market or above contract purchases of gas from Borrowers or their predecessor in interest, or
(ii) balance in kind by allowing other owners in the Collateral to make up the past imbalances in gas sales, or (iii) balance in cash by paying other owners of the collateral for the past gas imbalances except for the matters described on EXHIBIT "I" hereto which have been disclosed to the Bank.

     7.20 GAS PURCHASE OBLIGATIONS IN EXCESS OF GAS SALES RIGHTS. The ownership and operation of the business operations of Borrowers or the Collateral have not resulted or will not result in the existence of minimum purchase obligations under any gas purchase agreement (relating to the volume of gas to be taken thereunder or the price to be paid with respect thereto for the duration of any such gas purchase agreement) which are not matched by corresponding and commensurate rights to sell all such gas under applicable gas sales agreements at prices in excess of the amount to be paid therefor under gas purchase agreements (without regard to costs associated with transporting any such gas and risks of volume "shrinkage" occurring in the transportation process).


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     8.1  EVENTS OF DEFAULT.   The occurrence of any one or more of the fol-
lowing events shall constitute an Event of Default hereunder (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise):

          (a) The Borrowers shall fail to make any payment or prepayment of principal or interest upon any of the Notes, or fail to pay any other Indebtedness after the same shall become due and payable (whether by exten-sion, renewal, acceleration or otherwise); or

          (b) Any representation or warranty of the Borrowers made herein or in any writing furnished in connection with or pursuant to any of the Loan Documents shall have been false or misleading in any material respect on the date when made and continues to have a material adverse effect on one or more of the Borrowers or their respective financial capacity or business operations; or

          (c) The Borrowers shall fail to duly observe, perform or comply with any covenant, agreement or term (other than payment provisions which are governed by Section 8.1(a) hereof) contained in this Agreement (including all of the conditions subsequent set forth in Section 5.3 hereof) or any of the Loan Documents and such default or breach shall have not been cured or remedied within the earlier of thirty (30) days after any of the Borrowers shall know (or should have known) of its occurrence or twenty
     (20) days following receipt of notice thereof from the Bank; or

          (d) Any one or more of the Borrowers shall default in the payment of principal or of interest on any other obligation for money borrowed or re-ceived as an advance (or any obligation under any conditional sale or other title retention agreement, or any obligation issued or assumed as full or partial payment for property whether or not secured by purchase money Lien, or any obligation under notes payable or drafts accepted representing extensions of credit) which in aggregate exceeds $50,000 beyond any grace period provided with respect thereto, or shall default in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created (or if any other default under any such agreement shall occur and be continuing beyond any period of grace provided with respect thereto) if the effect of such default is to cause the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to accelerate the due date of such obligation prior to its scheduled date of maturity; or

          (e) Any of the following: (i) any of the Borrowers shall become insolvent or unable to pay its debts as they mature, make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due or fail generally to pay its debts as they mature; or (ii) an order, judgment or decree is entered adjudicating any of the Borrowers bankrupt or insolvent which is not dismissed within sixty
     (60) days of the date of its entry; or (iii) any of the Borrowers shall petition or apply to any Tribunal for the appointment of a trustee, receiver, custodian or liquidator of any of the Borrowers or of any sub-stantial part of the assets of any of the Borrowers, or shall commence any proceedings relating to any of the Borrowers under any bankruptcy, reorga-nization, compromise, arrangement, insolvency, readjustment of debts, dissolution, or liquidation Law of any jurisdiction, whether now or here-after in effect; or (iv) any such petition or application shall be filed, or any such proceedings shall be commenced, of a type described in subsec-tion (iii) above, against any of the Borrowers and any of the Borrowers by any act shall indicate its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree shall be entered appointing any such trustee, receiver, custodian or liquidator, or approving the petition in any such proceedings, and such order, judgment or decree shall remain unstayed and in effect, if being vigorously contested, for more than sixty (60) days; or (v) any order, judgment or decree shall be entered in any proceedings against any of the Borrowers decreeing the dissolution of any of the Borrowers and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (vi) any final order, judgment or decree shall be entered in any proceedings against any of the Borrowers decreeing a split-up of any of the Borrowers which requires the divestiture of a substantial part of the assets of any of the Borrowers, and such order, judgment or decree shall remain unstayed and in effect for more than sixty (60) days; or (vii) any of the Borrowers shall fail to make timely payment or deposit of any amount of tax required to be withheld by any of the Borrowers and paid to or deposited to or to the credit of the United States of America pursuant to the provisions of the Internal Revenue Code of 1986, as amended, in respect of any and all wages and salaries paid to employees of the Borrowers; or

          (f) Any final judgment on the merits for the payment of money in an amount in excess of $100,000 shall be outstanding against any of the Bor-rowers, and such judgment shall remain unstayed and in effect and unpaid for more than thirty (30) days; or

          (g) Any Reportable Event described in Section 7.13 hereof which the Bank determines in good faith might constitute grounds for the termination of a Plan therein described or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to any of the Borrowers by the Bank, or any such Plan shall be terminated, or a trustee shall be appointed by a United States District Court to administer any such Plan or the Pension Benefit

     Guaranty Corporation shall institute proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan; or

          (h) The Borrowers shall fail to timely satisfy any one or more of the conditions subsequent of Section 5.3 hereof; or

          (i) Any default or event of default occurs and is continuing beyond any cure period with respect thereto under any of the other Loan Documents.

     8.2  REMEDIES.  Upon the occurrence of any Event of Default referred to in
Section 8.1(e) the Commitments shall immediately terminate and the Notes and all other Indebtedness shall be immediately due and payable, without further notice of any kind. Upon the occurrence of any other Event of Default, and without prejudice to any right or remedy of the Bank under this Agreement or the Loan Documents or under applicable Law of under any other instrument or document delivered in connection herewith, the Bank may (i) declare the Commitments terminated or (ii) declare the Commitments terminated and declare the Notes and the other Indebtedness, or any part thereof, to be forthwith due and payable, whereupon the Notes and the other Indebtedness, or such portion as is designated by the Bank shall forthwith become due and payable, without presentment, demand, notice or protest of any kind, all of which are hereby expressly waived by the Borrowers. No delay or omission on the part of the Bank in exercising any power or right hereunder or under the Notes, the Loan Documents or under applicable law shall impair such right or power or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise by the Bank of any such power or right preclude other or further exercise thereof or the exercise of any other such power or right by the Bank. In the event that all or part of the Indebtedness becomes or is declared to be forthwith due and payable as herein provided, the Bank shall have the right to set off the amount of all the Indebtedness of the Borrowers owing to the Bank against, and shall have, and is hereby granted by the Borrowers, a lien upon and security interest in, all property of each of the Borrowers in the Bank's possession at or sub-sequent to such default, regardless of the capacity in which the Bank possesses such property, including but not limited to any balance or share of any deposit, collection or agency account. After Default all proceeds received by the Bank may be applied to the Indebtedness in such order of application and such propor-tions as the Bank, in its discretion, shall choose. At any time after the occurrence of any Event of Default, the Bank may, at its option, cause an audit of any and/or all of the books, records and documents of the Borrowers to be made by auditors satisfactory to the Bank at the expense of the Borrowers. The Bank also shall have, and may exercise, each and every right and remedy granted to it for default under the terms of the Security Instruments and the other Loan Documents.


                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1 NOTICES. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be either hand-delivered (by courier or otherwise) or mailed by certified mail, postage prepaid, to the respective addresses specified below, or, as to any party, to such other address as may be designated by it in written notice to the other parties:

          If to the Borrowers, to:

               Cornerstone Natural Gas, Inc.
               8080 North Central Expressway
               Suite 1200, Lock Box 47
               Dallas, Texas 75206
               Attn:  Ray C. Davis Chairman and CEO

          If to the Bank, to:

               Bank of Oklahoma, National Association
               P. O. Box 2300
               Bank of Oklahoma Tower
               One Williams Center
               Tulsa, Oklahoma  74192
               Attn:  Energy Department - 8th Floor

Cornerstone is hereby designated and appointed and shall serve as agent for all of the Borrowers insofar as notices hereunder are concerned and notice to Cornerstone shall be deemed notice to each of the Borrowers with the same force and effect as if each such Borrower were individually notified in accordance herewith. All notices, requests, consents and demands hereunder will be effective when hand-delivered to the applicable notice address set forth above or when mailed by certified mail, postage prepaid, addressed as aforesaid.

     9.2 PLACE OF PAYMENT. All sums payable hereunder shall be paid in immediately available funds to the Bank, at its principal banking offices at Bank of Oklahoma Tower, One Williams Center in Tulsa, Oklahoma, or at such other place as the Bank shall notify the Borrowers in writing. If any interest, principal or other payment falls due on a date other than a Business Day, then (unless otherwise provided herein) such due date shall be extended to the next succeeding Business Day, and such extension of time will in such case be included in computing interest, if any, in connection with such payment.

     9.3 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and the delivery of Loan Documents. All statements contained in any certificate or other instrument delivered by the Borrowers hereunder shall be deemed to constitute representations and warranties by the Borrowers.

     9.4 PARTIES IN INTEREST. All covenants, agreements and obligations contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that the Borrowers may not assign their rights or obligations hereunder without the prior written consent of the Bank.

     9.5 GOVERNING LAW AND JURISDICTION. This Agreement and the Notes shall be deemed to have been made or incurred under the Laws of the State of Oklahoma and shall be construed and enforced in accordance with and governed by the Laws of Oklahoma.

     9.6 SUBMISSION TO JURISDICTION. THE BORROWERS HEREBY CONSENT TO THE JURISDICTION OF ANY OF THE LOCAL, STATE, AND FEDERAL COURTS LOCATED WITHIN TULSA COUNTY, OKLAHOMA AND WAIVE ANY OBJECTION WHICH BORROWERS MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON ANY OF THEM, AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE

MADE BY MAIL OR MESSENGER DIRECTED TO ANY OF THEM AT THE ADDRESS SET FORTH IN SUBSECTION 9.1 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER MAILED OR DELIVERED BY MESSENGER.

     9.7 MAXIMUM INTEREST RATE. Regardless of any provision herein, the Bank shall never be entitled to receive, collect or apply, as interest on the Indebtedness any amount in excess of the maximum rate of interest permitted to be charged by the Bank by applicable Law, and, in the event the Bank shall ever receive, collect or apply, as interest, any such excess, such amount which would be excessive interest shall be applied to other Indebtedness and then to the reduction of principal; and, if all other Indebtedness and principal are paid in full, then any remaining excess shall forthwith be paid to the Borrowers.

     9.8 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise, and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder or under any other Loan Document or applicable Law shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege of the Bank. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by any other instrument or by law. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed by the Bank. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

     9.9 COSTS. The Borrowers agree to pay to the Bank on demand all reasonable costs, fees and expenses (including without limitation reasonable attorneys fees and legal expenses) incurred or accrued by the Bank in connection with the negotiation, preparation, execution, delivery, filing, recording and administration of this Agreement, the Security Instruments and the other Loan Documents, or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof. The Borrowers further agree that all such fees and expenses shall be paid regardless of whether or not the transactions provided for in this Agreement are eventually closed and regardless of whether or not any or all sums evidenced by the Notes are advanced to the Borrowers by the Bank.

     9.10 PARTICIPATION. The Borrowers recognize and acknowledge that the Bank is selling participating interests in the Notes to BANK IV Oklahoma, N.A. (the "Participant"). Upon receipt of notice of the address of such Participant, the Borrowers shall thereafter supply such Participant with the same information and reports communicated to the Bank, whether written or oral. The Borrowers hereby acknowledge that Participant shall be deemed a holder of the applicable Notes to the extent of its participation, and the Borrowers hereby waive their right, if any, to offset amounts owing to the Borrowers from the Bank against Participant's portion of the applicable Notes.

     9.11 WAIVER OF JURY. BORROWERS FULLY, VOLUNTARILY AND EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE SECURITY INSTRUMENTS. BORROWERS AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     9.12 FULL AGREEMENT. This Agreement and the other Loan Documents contain the full agreement of the parties and supersede all negotiations and agreements prior to the date hereof.

     9.13 HEADINGS. The article and section headings of this Agreement are for convenience of reference only and shall not constitute a part of the text hereof nor alter or otherwise affect the meaning hereof.

     9.14 SEVERABILITY. The unenforceability or invalidity as determined by a Tribunal of competent jurisdiction, of any provision or provisions of this Agreement shall not render unenforceable or invalid any other provision or provisions hereof.

     9.15 EXCEPTIONS TO COVENANTS. The Borrowers shall not be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

     9.16 CONFLICT WITH SECURITY INSTRUMENTS. To the extent the terms and provisions of any of the Security Instruments are in conflict with the terms and provisions hereof, this Agreement shall be deemed controlling.

     9.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                      "Borrowers"

                                      CORNERSTONE NATURAL GAS, INC.


                                      By
                                        ---------------------------------------
                                        Robert L. Cavnar, Senior Vice President


                                      ENDEVCO PRODUCING COMPANY


                                      By
                                        ----------------------------------------
                                        Robert L. Cavnar, Senior Vice President

                                      CORNERSTONE GAS GATHERING COMPANY,
                                      formerly known as Cornerstone
                                      Pipeline Company


                                      By
                                        ----------------------------------------
                                        Robert L. Cavnar, Senior Vice President

                                      DUBACH GAS COMPANY


                                      By
                                        ----------------------------------------
                                        Robert L. Cavnar, Senior Vice President


                                      CORNERSTONE GAS PROCESSING, INC.,
                                      formerly known as Endevco Natural Gas
                                      Company



                                      By
                                        ----------------------------------------
                                        Robert L. Cavnar, Senior Vice President


                                      CORNERSTONE GAS RESOURCES, INC.,
                                      formerly known as Endevco Oil & Gas
                                      Company


                                      By
                                        ----------------------------------------
                                        Robert L. Cavnar, Senior Vice President


                                      CORNERSTONE PIPELINE COMPANY,
                                      formerly known as Endevco Pipeline Company


                                      By
                                        ----------------------------------------
                                        Robert L. Cavnar, Senior Vice President


                                      PENTEX PIPELINE COMPANY


                                      By
                                        ----------------------------------------
                                        Robert L. Cavnar, Senior Vice President




                                                  "Bank"

                                      BANK OF OKLAHOMA, NATIONAL
                                      ASSOCIATION


                                      By
                                        ----------------------------------------
                                        Jack D. Brannon, Vice President

                                   EXHIBIT "D"


                                      LIENS


Contractor's Lien filed October 10, 1994, by Great Lakes Construction Co., against Gulsby Engineering, Inc., Cornerstone Natural Gas, Inc., and Dubach Gas Co., recorded at Mortgage Book 511, Page 197 of records of Lincoln Parish, Louisiana.

                                   EXHIBIT "E"


                             CONTINGENT LIABILITIES


1. Guaranty by Cornerstone of the Indebtedness of Mountain Creed Partnership owed to General Electric Capital Corp.

2. Guaranty by Cornerstone of certain Indebtedness of North American Gaming and Entertaining Corporation, successor to Western Natural Gas Company owed to Bank IV Oklahoma, N.A.

3.   Tax claim as disclosed on Exhibit H.

4.   Remediation claims with respect to the refineries owned by Dubach.

5.   GUARANTY AGREEMENTS

          12-28-94            Amwest Surety Insurance Company
          Guaranty agreements by Cornerstone Natural Gas, Inc., guaranteeing payment of gas purchased by Cornerstone Gas Resources, Inc.
          4-27-94             Mitchell Energy & Development Corp.
          5-9-94              Koch Industries, Inc.
          6-24-94             Columbia Gas Transmission Company
          12-5-94             Florida Gas Transmission Company
          12-5-94             Transco Energy Marketing Company
          12-27-94            Transcontinental Gas Pipe Line
                              Corporation

6.   OTHER
     - Commodity Swap Agreements with New York Branch of Banque Paribas and Cornerstone Natural Gas, Inc.

     - Paribas Futures, Inc., Customer Agreement with Cornerstone Natural Gas, Inc., for futures transactions, dated March 15, 1995.

                                   EXHIBIT "F"


                                   LITIGATION

1. DIVERSE GP III, ET AL VS. CORNERSTONE NATURAL GAS, INC., ET AL. Case No. 95A-151, in 173rd Judicial District Court of Henderson County, Texas.

2. ED SCHALES D/B/A SCHALES & SON CONSTRUCTION CO. VS. DUBACH GAS CO. Case No. CV94-1323 in the United States District Court for the Western District of Louisiana.

                                   EXHIBIT "G"


                            ENVIRONMENTAL ASSESSMENTS

1. Environmental Assessment of Endevco, Inc. Facilities located in Texas, prepared by Espey, Huston & Associates, Inc., dated April, 1993, E H & A Job No. 14539, Document No. 93004.

2. Environmental Assessment of Endevco, Inc. Facilities located in Mississippi as it pertains to the Brandon Gas Treating plant prepared by Espey, Huston & Associates, Inc., dated April, 1993, E H & A Job No. 14539, Document No. 930083.

3. Environmental Assessment of Endevco, Inc. Facilities located in Pennsylvania, prepared by Espey, Huston & Associates, Inc., dated April, 1993, E H & A Job No. 14539, Document No. 930085.

4. Environmental Assessment of Endevco, Inc. Facilities located in Louisiana, prepared by Espey, Huston & Associates, Inc., dated April, 1993, E H & A Job No. 14539, Document No. 930082.

5. Environmental Assessment of Cornerstone Gas Gathering Company Willow Springs Facilities located in Longview, Texas, prepared by C&E Engineering, Inc. dated January 1, 1995, G&E File 40-2830.

                                   EXHIBIT "H"


Louisiana Sales and Use Tax assessed against Dubach Gas Company by the State of Louisiana in the approximate amount of $292,883 (including interest of $102,519) for years 1989-1991.

                                   SCHEDULE I

                             OLETHA SYSTEM PURCHASE